HUNTINGTON MUTUAL FUNDS

LETTER AMENDMENT

dated as of December 27, 2012

and

364-DAY CREDIT AGREEMENT

dated as of January 18, 2013

EXECUTION COPY

LETTER AMENDMENT

Dated as of December 27, 2012

To the banks, financial institutions

and other institutional lenders

(collectively, the “Lenders”) parties

to the Credit Agreement referred to

below and to Citibank, N.A., as agent

(the “Agent”) for the Lenders

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of December 28, 2011 (the “Credit Agreement”) among the undersigned and you. Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Credit Agreement.

It is hereby agreed by you and us as follows:

The definition of “Commitment Termination Date” in Section 1.01 of the Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended by deleting the date “December 27, 2012” and substituting therefor the date “January 18, 2013”.

This Letter Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Letter Amendment executed by the undersigned and all of the Lenders. This Letter Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.

The Credit Agreement and the Notes, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least two counterparts of this Letter Amendment to Susan L. Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022.

This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

BORROWERS:	SEE ATTACHED MASTER SIGNATURE PAGE

Agreed as of the date first above written:

ADMINISTRATIVE AGENT:

	By:	/s/ Robert B Goldstein
CITIBANK, N.A.	Name	Robert B Goldstein
	Title:	Managing Director
LENDERS:

CITIBANK, N.A.	By:	/s/ Robert B Goldstein
	Name	Robert B Goldstein
	Title:	Managing Director

MASTER SIGNATURE PAGE

The undersigned person hereby certifies that he is a duly authorized officer of each of the following entities and that he is duly authorized and empowered to execute the foregoing Amendment on behalf of the following entities.

/s/ R. Jeffrey Young
Name: R. Jeffrey Young Title: CEO

Huntington Tax-Free Money Market Fund

Huntington Money Market Fund

Huntington Ohio Municipal Money Market Fund

Huntington U.S. Treasury Money Market Fund

Huntington Disciplined Equity Fund

Huntington Dividend Capture Fund

Huntington Global Select Markets Fund

Huntington Growth Fund

Huntington Income Equity Fund

Huntington International Equity Fund

Huntington Macro 100 Fund

Huntington Mid Corp America Fund

Huntington New Economy Fund

Huntington Real Strategies Fund

Huntington Rotating Markets Fund

Huntington Situs Fund

Huntington Technical Opportunities Fund

Huntington World Income Fund

Huntington Fixed Income Securities Fund

Huntington Intermediate Government Income Fund

Huntington Mortgage Securities Fund

Huntington Ohio Tax-Free Fund

Huntington Short/Intermediate Fixed Income Securities Fund

Huntington Balanced Allocation Fund

Huntington Conservative Allocation Fund

Huntington Growth Allocation Fund

Huntington VA Balanced Fund

Huntington VA Dividend Capture Fund

Huntington VA Growth Fund

Huntington VA Income Equity Fund

Huntington VA International Equity Fund

Huntington VA Macro 100 Fund

Huntington VA Mid Corp America Fund

Huntington VA New Economy Fund

Huntington VA Real Strategies Fund

Huntington VA Rotating Markets Fund

Huntington VA Situs Fund

Huntington VA Mortgage Securities Fund

2

EXECUTION COPY

HUNTINGTON MUTUAL FUNDS

364-DAY CREDIT AGREEMENT

Dated as of January 18, 2013

Among

THE BORROWERS NAMED HEREIN,

CITIBANK, N.A.,

as Administrative Agent,

and

THE FINANCIAL INSTITUTIONS PARTY HERETO

as Lenders

2

Exhibits		Section

Exhibit A	Form of Request for Advance	2.02
Exhibit B	Form of Note	2.04
Exhibit C	Form of Loan Certificate	3.01
Exhibit D	Form of Allonge to Note	5.05
Exhibit E	Form of Designation Letter	5.05

3

4

364-DAY CREDIT AGREEMENT

364-DAY CREDIT AGREEMENT dated as of January 18, 2013 among the entities set forth on Schedule 1 attached hereto, as such Schedule 1 may be amended from time to time in accordance with Section 5.05 hereof (collectively, the “Funds” and individually, a “Fund”, each of which is executing this Agreement on behalf of itself or, in the case of those Funds having one or more investment portfolios as described on such Schedule 1 (collectively, “Portfolios” and individually a “Portfolio”), on behalf of each of those Portfolios (each Portfolio and each Fund for which no Portfolio is described in Schedule 1 may also be referred to as a “Borrower” and collectively as “Borrowers”), each of the financial institutions party hereto as lenders (collectively, the “Lenders” and individually, a “Lender”) and Citibank, N.A., as administrative agent for the Lenders (the “Agent”).

ARTICLE I.

DEFINITIONS; CONSTRUCTION

Section 1.01. Definitions. As used herein, the following terms have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advance” means any amount advanced to any Borrower under the Commitment.

“Advisers Act” means the Investment Advisers Act of 1940, as amended from time to time.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” has the meaning assigned to that term in the preamble to this Agreement.

“Agreement” means this Credit Agreement, as amended, supplemented or modified from time to time.

“Agreement Date” means the date as of which this Agreement is dated.

“Applicable Margin” means, (a) with respect to any Advance bearing interest at the Prime Rate Basis, 0.25% and (b) with respect to any Advance bearing interest at the LIBOR Basis or the Overnight Rate, 1.25%.

“Authorized Representative” has the meaning assigned to that term in Section 2.02.

“Bankruptcy Code” has the meaning assigned to that term in Section 6.05.

“Borrower” and “Borrowers” have the meanings ascribed to such terms in the preamble to this Agreement.

“Business Day” means any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in New York, New York and, when referred to herein in conjunction with a LIBOR Loan, London, England.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the Securities and Exchange Commission or any successor thereto.

“Commitment” means as to any Lender (a) the amount set forth opposite such Lender’s name on Schedule 2 hereto as such Lender’s “Commitment” or (b) if such Lender has entered into an assignment, the amount set forth for such Lender in the register maintained by the Agent pursuant to Section 9.06, as such amount may be reduced pursuant to Section 2.01(h).

“Commitment Ratios” means the percentages in which the Lenders are severally bound to make Advances to the Borrowers, which are set forth (together with dollar amounts) on Schedule 2 hereto, calculated as ratios equal to the result of dividing each Lender’s Commitment by the Total Commitment, as the same may be adjusted from time to time as a result of a Commitment Increase or an assignment.

“Commitment Termination Date” means the earlier of (a) December 19, 2013 and (b) the date of termination in whole of the Commitments pursuant to this Agreement.

“Credit Documents” means, without limitation, this Agreement, the Notes, any Fee Letter and all other documents, certificates and agreements executed or delivered in connection with or contemplated by this Agreement.

“Custodian” means, with respect to a Borrower, the principal custodian appointed by the Borrower as of the Agreement Date.

“Default” means any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means on any day, the sum of 2% plus the Prime Rate Basis.

“Dollar” and the sign “$” mean lawful money of the United States of America.

“Effective Date” means the date upon which the conditions in Section 3.01 are satisfied.

“Eligible Assignee” means (i) a Lender; (ii) an Affiliate of a Lender; (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with this Agreement, the Borrowers, such approval not to be unreasonably withheld or delayed; provided, however, (a) each such Eligible Assignee must be a “Bank” as defined in Section 2(a)(5) of the Investment Company Act and (b) no Borrower shall qualify as an Eligible Assignee.

“Event of Default” has the meaning assigned to that term in Article VI.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Facility Fee” has the meaning set forth in Section 2.09.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning ascribed to such term in Section 2.09(b).

“Fund” has the meaning ascribed to such term in the preamble of this Agreement.

“Fund Manager” means, with respect to a Borrower, the fund manager acting for such Borrower as of the Agreement Date or as changed in accordance with Section 5.04(g).

“GAAP” means generally accepted accounting principles in effect in the United States, applied on a consistent basis.

“Guarantee” means, as applied to an obligation, (a) a guarantee, direct or indirect, in any manner, of all or a part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including without limiting the foregoing, any reimbursement obligations as to amounts, drawn down by beneficiaries of outstanding letters of credit.

“Indebtedness” of any Person means:

(i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property (other than investments purchased by a Borrower in accordance with its Prospectus for which assets are segregated or cover or asset coverage is maintained in accordance with the Investment Company Act) or services, and obligations evidenced by bonds, debentures, notes or other similar instruments);

(ii) all rental obligations under leases required to be capitalized under GAAP:

(iii) all guarantees (direct or indirect), all contingent reimbursement obligations under undrawn letters of credit and other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of others; and

(iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed.

“Interest Period” shall mean, in connection with any LIBOR Loan, the term of one calendar month. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month; and (iii) no Interest Period shall extend beyond the Maturity Date. Interest shall be due and payable with respect to any LIBOR Loan as provided in Section 2.05 and 2.13(j) hereof, as applicable.

“Investors” means, with respect to any Borrower, those persons owning Shares of such Borrower.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Lender” and “Lenders” means each party to this Agreement listed on Schedule 2 hereto and any assignee of any Lender which hereafter becomes a party to this Agreement pursuant to and in accordance with Section 9.06(c) hereof.

“LIBOR” shall mean, for any Interest Period, the interest rate per annum equal to the offered rate for deposits in United States dollars (rounded upward to the nearest 1/100th) in amounts comparable to the principal amount of, and for a length of time comparable to the Interest Period for, the LIBOR Loan to be made by the Lenders, which interest rate appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; provided, however, that (i) if more than one such offered rate appears on Reuters Screen LIBOR01 Page, LIBOR shall be the arithmetic average (rounded to four decimal places) of such offered rates, or (ii) if no such offered rates appear on such page, LIBOR shall be the interest rate per annum (rounded to four decimal places) at which United States dollar deposits are offered to the Agent in the London interbank borrowing market at approximately 11:00 a.m. (New York time) on the date two (2) Business Days prior to the first day of such Interest Period in an amount comparable to the principal amount of, and for a length of time comparable to the Interest Period for, LIBOR Loan to be made by the Lenders.

“LIBOR Basis” shall mean a simple per annum interest rate equal to the sum of (a) the quotient of (i) LIBOR divided by (ii) one minus the LIBOR Reserve Percentage, stated as a decimal, plus (b) the Applicable Margin. LIBOR Basis shall apply to Interest Periods of one (1) month, and, once determined, shall be subject to Article VIII hereof and shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage.

“LIBOR Loan” shall mean a Loan which bears interest at LIBOR Basis.

“LIBOR Reserve Percentage” shall mean the percentage which is in effect from time to time under Regulation D, as such regulation may be amended from time to time, as the actual reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), to the extent that any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time. LIBOR Basis for any LIBOR Loan shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage.

“Lien” means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of Indebtedness or a Guarantee, whether by consensual agreement or by operation of statute, regulation or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, any Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, but not any asset that, in the ordinary course of business, is the subject of a margin deposit or repurchase agreement or similar investment transaction, any asset that is segregated pursuant to the requirements of the Investment Company Act, or any asset solely by virtue of rights arising under a standard mutual fund custody agreement.

“Loan” means the outstanding principal in respect of any Advance pursuant to this Agreement.

“Majority Lenders” means (i) at any time there are no Loans outstanding hereunder, Lenders the total of whose Commitment Ratios equal, or exceed, sixty-six and two-thirds percent (66 2/3%) of the aggregate Commitment Ratios, or (ii) at any time that there are Loans outstanding hereunder, Lenders the total of whose Loans outstanding hereunder equal, or exceed, sixty-six and two-thirds percent (66 2/3%) of the total principal amount of the Loans outstanding.

“Management Agreement” means, as applicable to any Borrower, the contract or other agreement to which the Fund Manager is a party and on the basis of which such Borrower has appointed the Fund Manager as the manager of such Borrower.

“Margin Stock” has the meaning assigned to that term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, performance, condition (financial or otherwise) of a Borrower which would reasonably be expected to affect the ability of such Borrower to repay its Loans, or (b) the validity or enforceability of this Agreement or any of the other Credit Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

“Maturity Date” means, with respect to any Borrower, the first to occur of (a) the Commitment Termination Date or (b) such earlier date as payment of the Loans of such Borrower shall become due in accordance with Article VI of this Agreement.

“Net Asset Value” means, as of any day with respect to any Borrower, the net asset value of such Borrower as of the close of business on the immediately preceding Business Day, as such amount shall be calculated in accordance with the applicable Prospectus for such Borrower.

“Notes” means, collectively, those certain promissory notes, in the aggregate original principal amount of the Total Commitment, issued by the Borrowers severally and not jointly to each Lender, each to be substantially in the form of Exhibit B hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing. The Notes shall evidence the Borrowers’ several and not joint obligation to pay to the order of each Lender, the Total Commitment, or such lesser amount as shall equal the unpaid principal amount of the Advances made by such Lender to such Borrower under this Agreement.

“One Month LIBOR” means, for any day, the rate expressed as a percentage per annum for one-month Dollar deposits as it appears on Reuters LIBOR01 Page (or other commercially available source providing such quotations as designated by the Agent from time to time) at approximately 11:00 a.m. London time on such day.

“Overnight Rate” means the higher of (a) the Federal Funds Rate and (b) One Month LIBOR.

“Overnight Rate Basis” shall mean a simple per annum interest rate equal to the sum of Overnight Rate plus the Applicable Margin. The Overnight Rate Basis shall be determined by the Agent for each Business Day and shall remain in effect until the next Business Day.

“Overnight Rate Loan” shall mean a Loan which bears interest at the Overnight Rate Basis.

“Payment Date” means the last day of each Interest Period.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

“Plan” means any multiemployer plan or single employer plan, as defined in Section 4001 and subject to Title IV of ERISA.

“Portfolio” has the meaning ascribed to such term in the preamble to this Agreement.

“Prime Rate” means the highest of (a) the rate of interest announced by the Agent from time to time as its “base rate”, (b)  1⁄2 of one percent per annum above the Federal Funds Rate and (c) One Month LIBOR plus 1.00%. The Agent lends at rates both above and below the base rate. Any changes in the Prime Rate shall be effective as of the date of such change in the Agent’s base rate, the Federal Funds Rate or the One Month LIBOR, as applicable.

“Prime Rate Basis” means a simple interest rate equal to the sum of the Prime Rate plus the Applicable Margin. The Prime Rate Basis shall be adjusted automatically as of the opening of business of the effective date of each change in the Prime Rate to account for such change.

“Prime Rate Loan” means a Loan which bears interest at the Prime Rate Basis.

“Proposed New Borrower” has the meaning ascribed thereto in Section 5.05 hereof.

“Pro Rata Allocation” has the meaning ascribed thereto in Section 2.12 hereof.

“Prospectus” means, with respect to each Borrower, the Prospectus and the Statement of Additional Information included in such Borrower’s Registration Statement, as the same may be amended, modified, supplemented or replaced from time to time.

“Registration Statement” means, with respect to each Borrower, such Borrower’s Registration Statement on Form N-1A, in the form in which declared effective by the Commission, as amended from time to time.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Request for Advance” means any request for Advance, substantially in the form of Exhibit A hereto, executed and delivered by a Borrower to the Agent.

“Shares” means, with respect to any Borrower, the common stock or shares of beneficial interest of such Borrower.

“Subsidiary” of any Person means a corporation, partnership, limited liability company or other entity of which a majority of the outstanding shares of stock, partnership or membership interests or other equity interests, as the case may be, of each class of such equity interests having ordinary voting power is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

“Total Assets” means at any time, all assets of a Borrower which in accordance with GAAP would be classified as assets on a balance sheet of such Borrower prepared as of such time; provided, however, that the term Total Assets shall not include (a) equipment, (b) securities owned by a Borrower which are in default and (c) deferred organizational and offering expenses.

“Total Commitment” means $20,000,000, as such amount may be reduced in accordance with Section 2.01(d).

Section 1.02. Accounting Terms and Determinations. Unless otherwise defined or specified herein, accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP.

Section 1.03. Other Definitional Terms. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified.

Section 1.04. Assumptions Regarding Structure. For the sake of clarity and construction, the parties hereto hereby set forth their acknowledgment and agreement that: (a) some of the Borrowers under this Agreement are separate Portfolios of a Fund, and as such are not separately existing legal entities entitled to enter into contractual agreements or to execute instruments and for these reasons, each such Fund is executing this Agreement and each of the other Credit Documents on behalf of its Portfolios, as Borrowers, (b) the obligations of each Borrower hereunder are several and not joint, and (c) the assets of any Borrower hereunder shall not be used to discharge the obligations of any other Borrower under this Agreement.

ARTICLE II.

AMOUNTS AND TERMS OF LOANS

Section 2.01. Commitment.

(a) Subject to and upon the terms and conditions herein set forth, each Lender agrees, at any time and from time to time on or prior to the Commitment Termination Date, to make Advances to the Borrowers in the aggregate amount at any time outstanding not to exceed the Commitment of such Lender. The right of any Borrower to obtain an Advance hereunder, as opposed to the right of any other Borrower, shall be on a “first come, first served” basis.

(b) The Advances made pursuant hereto by the Lenders (i) shall, at the option of the applicable Borrower, be Prime Rate Loans, Overnight Rate Loans or LIBOR Loans, (ii) shall be ratable among each Lender in accordance with such Lender’s Commitment Ratio and (iii) shall not exceed, in the aggregate principal amount outstanding at any one time, the aggregate amount of the Commitments. In addition, no Borrower may request an Advance hereunder if, after giving effect to the requested Advance, either (i) the aggregate amount of all Loans outstanding to such Borrower is greater than thirty-three and one-third percent (33 1/3%) of the Net Asset Value of such Borrower on the date of the requested Advance or (ii) the outstanding Indebtedness of such Borrower would exceed the maximum Indebtedness permitted to be borrowed by such Borrower as set forth in such Borrower’s Prospectus. Notwithstanding the foregoing, and without in any way limiting the rights of the Lenders to refuse to make any Advance hereunder to a particular Borrower at any time any Default or Event of Default has occurred and is continuing with respect to such Borrower, such Borrower may not select a LIBOR Loan if, at the time of such selection, a Default or Event of Default has occurred and exists hereunder with respect to such Borrower. LIBOR Loans shall in all cases be subject to Section 2.05(e) and Article VIII hereof. There may be only one Advance on any day for each

Borrower. Within the foregoing limits and subject to the conditions set out in Article III, each Borrower may borrow under this Section, repay, prepay and reborrow.

(c) The aggregate principal amount of each Advance of a LIBOR Loan, an Overnight Rate Loan or a Prime Rate Loan hereunder shall be not less than $1,000,000 and shall be in an integral multiple of $1,000,000 (except for an Advance in the amount of the then-unused aggregate Commitments).

(d) Each Borrower shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple thereof and provided further that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Loans then outstanding.

Section 2.02. Notice of Borrowing.

(a) In the case of Overnight Rate Loans or Prime Rate Loans, an authorized representative of a Borrower, as set forth on Schedule 3 hereto (an “Authorized Representative”), shall give the Agent a written Request for Advance (or telephonic notice promptly confirmed in writing) prior to 1:00 p.m. (New York time) on the date specified for such Advance. In the case of LIBOR Loans, an Authorized Representative shall give the Agent at least three (3) Business Days’ irrevocable prior written notice (or telephonic notice promptly confirmed in writing) in the form of a Request for Advance. Upon request of an Authorized Representative at any time prior to any request to receive a LIBOR Loan, the Agent, whose determination shall be conclusive, shall determine the then-available LIBOR Basis for each applicable Interest Period and shall notify the applicable Borrower of such LIBOR Basis. Any notice given to the Agent in connection with a requested Advance hereunder shall be given to the Agent prior to 1:00 p.m. (New York time) in order for such Business Day to count toward the minimum number of Business Days required. Each such Request for Advance shall be irrevocable, shall specify the applicable Borrower, the principal amount of the Advance to be made, the date of the Advance (which shall be a Business Day) and whether the Advance being made is to be a LIBOR Loan, a Prime Rate Loan or an Overnight Rate Loan. A failure by such Authorized Representative to confirm any such telephonic notice in writing shall not invalidate any notice so given. The Agent will promptly notify the Lenders of each such Request for Advance.

(b) Notwithstanding the requirements of Sections 2.02(a) and 3.02 hereof and without in any way limiting an Authorized Representative’s obligation to confirm in writing any telephonic notice, the Agent and the Lenders may act without liability upon the basis of telephonic notice reasonably believed by the Agent in good faith to be from an Authorized Representative prior to receipt of written confirmation. The Agent’s records with respect to telephonic notice shall be conclusive absent obvious error.

Section 2.03. Disbursement of Funds.

(a) Each Lender will make the amount of its Loan available to the Agent no later than 3:00 p.m. (New York time) on the date of each Advance. No later than 4:00 p.m. (New York time) on the date of each Advance, the Agent will make available to the applicable Borrower by wire transfer of Dollars in immediately available funds to such account as the Request for Advance may specify, the amount of the Advance so funded by the Lenders.

(b) Unless the Agent shall have received notice from a Lender prior to 2:00 p.m. (New York time) on the date of any Advance that such Lender will not make available to the Agent such Lender’s ratable portion of such Advance, the Agent may assume that such Lender has made or will make such portion available to the Agent on the date of such Advance and the Agent may in its sole discretion and in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent the Lender does not make such ratable portion available to the Agent, such Lender agrees to repay to the Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Agent, for the first three (3) days after such amount is made available to such Borrower at the Overnight Rate and thereafter at the Prime Rate.

(c) If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Agent’s demand therefor, the Agent shall notify the applicable Borrower and such Borrower shall, within one Business Day, pay such corresponding amount to the Agent, together with interest thereon at the otherwise applicable interest rate. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation hereunder to fund its respective portion of the Advance on the date thereof, but no Lender shall be responsible for any such failure of any other Lender.

(d) Nothing in this Section 2.03 shall be deemed to limit the Borrowers’ rights against any Lender failing to fund its portion of an Advance in accordance with this Agreement.

Section 2.04. Notes. Each Borrower’s obligation to pay the principal of, and interest on, the Loans made to such Borrower by the Lenders shall be evidenced by the Notes, each substantially in the form of Exhibit B hereto.

Section 2.05. Interest.

(a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Prime Rate Loan made to such Borrower from the date thereof to maturity (whether by acceleration or otherwise) at a rate per annum equal to the Prime Rate Basis in effect from time to time. Interest on each Prime Rate Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof and, subject to Section 2.07, shall be payable on the last Business Day of each calendar quarter and on the Maturity Date.

(b) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Overnight Rate Loan made to such Borrower from the date thereof to maturity (whether by acceleration or otherwise) at a rate per annum equal to the Overnight Rate Basis in effect from time to time. Interest on each Overnight Rate Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof and, subject to Section 2.07, shall be payable on the last Business Day of each calendar quarter and on the Maturity Date.

(c) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each LIBOR Loan made to such Borrower from the date thereof to maturity (whether by acceleration or otherwise) at a rate per annum equal to LIBOR Basis for such Advance in arrears on the applicable Payment Date. Interest on LIBOR Loans then outstanding shall also be due and payable on the Maturity Date.

(d) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and all other overdue amounts owing hereunder shall bear interest for each day that such amounts are overdue at a rate per annum equal to the Default Rate in effect from time to time, provided that no Loan shall bear interest after maturity (whether by acceleration or otherwise) at a rate per annum less than the Default Rate in effect at such time of maturity.

(e) At no time may the aggregate number of outstanding LIBOR Loans of all Borrowers exceed ten (10).

Section 2.06. Repayments. Each Borrower shall repay to the Agent for the account of the Lenders the unpaid principal amount of (i) each LIBOR Loan made to such Borrower hereunder on the earlier of (x) the applicable Payment Date, or (y) the Maturity Date and (ii) each Overnight Rate Loan or Prime Rate Loan made to such Borrower hereunder on the earlier of (x) thirty (30) days after the date of such Loan, or (y) the Maturity Date.

Section 2.07. Prepayments.

(a) If on any date (i) a Borrower’s Loans, in the aggregate, exceed an amount equal to thirty-three and one-third percent (33 1/3%) of such Borrower’s Net Asset Value, or (ii) a Borrower’s asset coverage of its senior securities representing indebtedness (as such terms are defined in the Investment Company Act) either (A) fails to comply with the provisions of the Investment Company Act or (B) violates the investment restrictions described in the applicable Prospectus, such Borrower within one (1) Business Day of such date, will prepay the outstanding principal amount of the Loans to the extent necessary to satisfy each of the foregoing subsections (i) and (ii). The applicable Borrower shall reimburse the Agent and the Lenders, on the earlier of demand or the Maturity Date, for any loss or out-of-pocket expense incurred by the Lenders or the Agent in connection with such prepayment of a LIBOR Loan or a Competitive Rate LIBOR Advance as set forth in Section 2.11 hereof.

(b) Each Borrower may, by irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Agent, prepay such Borrower’s Overnight Rate Loans or Prime Rate Loans at any time in whole, or from time to time in part in an amount of $1,000,000 or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. LIBOR Loans may be prepaid prior to the applicable Payment Date, upon one (1) Business Day’s prior written notice to the Agent, provided that the applicable Borrower shall reimburse the Lenders and the Agent, on demand, for any loss or out-of-pocket expense incurred by the Lenders or the Agent in connection with such prepayment, as set forth in Section 2.11 hereof. Each notice of prepayment shall be irrevocable. Upon receipt of any notice of prepayment, the Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender’s portion of the prepayment of such LIBOR Loan.

(c) Each prepayment made pursuant to this Section 2.07 shall (i) be made ratably among each Lender in accordance with such Lender’s Commitment Ratio and (ii) be accompanied by all interest accrued on the amount prepaid to the date of such prepayment.

Section 2.08. [Reserved].

Section 2.09. Fees.

(a) Facility Fee. The Borrowers shall pay to the Agent for the account of the Lenders a facility fee equal to 0.10% per annum (the “Facility Fee”) on the Total Commitment, computed on the basis of a year of 360 days for the actual number of days elapsed and payable quarterly in arrears on the last day of each calendar quarter and on the Maturity Date. The Facility Fee will be allocated among the Borrowers pursuant to the Pro Rata Allocation and shall be fully earned when due and non-refundable when paid, regardless of whether any Advances are ever made. The Agent shall distribute the Facility Fee to the Lenders pro rata in accordance with their respective Commitment Ratios.

(b) Fee Letter. The Borrowers shall also pay such other fees as may be set forth in a fee letter, if any, entered into between the Borrowers and the Agent (the “Fee Letter”). Such fees shall be fully earned when due and non-refundable when paid, regardless of whether any Advances are ever made.

Section 2.10. Payments.

(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made without defense, set-off or counterclaim to the Agent for the account of the Lenders not later than 11:00 a.m. (New York time) on the date when due and shall be made in Dollars in immediately available funds.

(b) Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal and interest thereon shall be payable at the applicable interest rate during such extension.

(c) All computations of interest shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Agent of an interest rate or fee hereunder shall be final, conclusive and binding for all purposes absent obvious error.

(d) After the occurrence and during the continuation of an Event of Default with respect to a Borrower, subject to Section 2.12 hereof, payments made by such Borrower to the Agent or the Lenders, or any of them, or otherwise received by the Agent or the Lenders, shall be distributed among the Lenders as follows: First, to the reasonable costs and expenses, if any, incurred by the Agent or the Lenders, or any of them, in the collection of such amounts under this Agreement; second, to the Agent for any Agent’s fees owed by such Borrower then due and payable hereunder; third, pro rata among the Lenders based on the outstanding principal amount of the Loans of such Borrower outstanding immediately prior to such payment, to any unpaid interest which may have accrued on such Loans; fourth, pro rata among the Lenders based on the outstanding principal amount of the Loans of such Borrower outstanding immediately prior to such payment, to any unpaid principal of such Loans; fifth, to any other obligations of such Borrower under this Agreement not otherwise referred to in this Section 2.10(d) until all such obligations are paid in full; sixth, to damages incurred by the Agent or the Lenders, or any of them, by reason of any breach of this Agreement or the Notes by such Borrower; and seventh, upon satisfaction in full of all obligations of such Borrower under this Agreement and the Notes, to such Borrower or as otherwise required by law.

(e) If any Lender shall obtain any payment on any date (whether involuntary or otherwise) on account of the Advances made by it hereunder in excess of such Lender’s share of the payments made by a Borrower to the Lenders or the Agent on such date (in the aggregate), such that, after giving effect thereto, such Lender’s outstanding Advances hereunder are less than such Lender’s share of all the Advances then outstanding (in the aggregate), such Lender shall forthwith purchase from the other Lenders such participation in the Advances made by such other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment with such other Lenders in accordance with such other Lenders’ share of outstanding Advances hereunder; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to each purchasing Lender the purchase price to the extent of such recovery. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(e) may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation so long as such Borrower’s obligations are not increased.

Section 2.11. Reimbursement.

(a) Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by any Borrower to borrow any LIBOR Loan after having given notice of its intention to borrow in accordance with Section 2.02, 2.06 or 2.13 hereof, as applicable (whether by reason of the election of such Borrower not to proceed or the non-fulfillment of any of the conditions set forth in Article III), or (ii) prepayment of any LIBOR Loan in whole or in part (including a prepayment pursuant to Section 8.03(b) hereof), the applicable Borrower agrees to pay to such Lender, upon such Lender’s demand, an amount sufficient to compensate such Lender for all such losses and out- of-pocket expenses. Such Lender’s good faith determination of the amount of such losses and out-of-pocket expenses, absent obvious error, shall be binding and conclusive. Upon request of a Borrower, any Lender seeking reimbursement under this Section 2.11(a) shall provide a certificate setting forth the amount to be paid to it by such Borrower hereunder and calculations therefor.

(b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, not borrowed, or paid, as the case may be, exclusive of any lost profit of such Lender or any participant of such Lender over the remainder of the Interest Period for such prepaid Advance.

Section 2.12. Allocation of Obligations. The obligations of the Borrowers under this Agreement and the Notes shall be several and not joint. Except to the extent otherwise expressly provided herein, obligations arising to the Agent or the Lenders pertaining to any Loan hereunder shall be obligations of the Borrower to whom such Loan was made, and no Borrower shall be liable for any portion of any obligation of, or any amount allocated to, any other Borrower. Any obligation that is to be allocated among the Borrowers shall be so allocated on the basis of the ratio of the average of each such Borrower’s Net Asset Value on each day of the most recently completed three calendar months preceding the date of calculation for purposes of such allocation to the average of the Net Asset Values on each day of the most recently completed three calendar months of all Borrowers in the aggregate (the “Pro Rata Allocation”). The Borrowers shall set forth the initial Pro Rata Allocation as of the last day of the month immediately preceding the Agreement Date on Schedule 4 attached hereto. The Pro Rata Allocation shall be readjusted in accordance with Section 2.14 hereof or, so long as no Event of Default then exists, at the request of any Borrower.

Section 2.13. Adjustments to the Pro Rata Allocation.

(a) 1f the assets of any Borrower are combined with the assets of another Borrower, by merger or otherwise, the Pro Rata Allocation of the Borrower whose assets have been acquired shall be automatically added to the Pro Rata Allocation of the Borrower who acquired such assets.

(b) If the assets of any Borrower are transferred to an entity which is not a Borrower, by merger or otherwise, if any Borrower is deleted from this Agreement in accordance with Section 5.05(b ), or if the assets of any Borrower shall become depleted, the Pro Rata Allocation attributable to such Borrower shall be automatically added to the Pro Rata Allocation of the remaining Borrowers on a pro rata basis among such remaining Borrowers.

(c) If any fund or portfolio is added to this Agreement as a “Borrower” in accordance with Section 5.05(a), the Pro Rata Allocation for all Borrowers shall be automatically recalculated in accordance with Section 2.12, to account for such new Borrower.

ARTICLE III.

CONDITIONS

The obligations of the Lenders to make Advances to the Borrowers hereunder are subject to the satisfaction of the following conditions:

Section 3.01. Conditions Precedent to Initial Advance. At the time of the making of the initial Advance hereunder, the Agent shall have received an original counterpart of the following, each dated as of the Agreement Date, in form and substance satisfactory to the Agent:

(a) this Agreement, duly executed on behalf of all Borrowers severally and not jointly;

(b) duly completed Notes, one for every Lender, each executed on behalf of all the Borrowers severally and not jointly and payable to the order of such Lender;

(c) loan certificate of each Fund, including a certificate of incumbency with respect to the signature of each officer of the Fund, which loan certificate shall be substantially in the form of Exhibit C attached hereto, together with certified copies of the resolutions of the Board of

Directors or Board of Trustees, as the case may be, of each Fund (with respect to itself and its several Portfolios, if any), approving this Agreement and the other Credit Documents.

(d) to the extent not previously delivered to the Agent and the Lenders, access to an electronic copy or a true, correct and complete copy of the most recent Prospectus of each of the Borrowers, with all amendments thereto;

(e) an opinion of counsel to each of the Borrowers, addressed to the Agent and the Lenders in form and substance acceptable to the Agent and the Lenders and their respective counsel; and

(f) the Lenders shall be satisfied that the Loans and the use of proceeds thereof comply in all respects with Regulation U, and if required by Regulation U, the Agent shall have received a copy of FR Form U-1, duly executed and delivered by each Borrower and completed for delivery to each Lender.

Section 3.02. Conditions Precedent to Each Loan. With respect to any Borrower requesting an Advance, at the time of the making of such Advance, including the initial Advance (before as well as after giving effect to such request or Advance and to the proposed use of the proceeds thereof):

(a) there shall exist no Default or Event of Default with respect to such Borrower;

(b) all representations and warranties of such Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such request or Advance;

(c) no law, regulation (including, without limitation, Regulation U or Regulation X), ruling or other governmental action shall be in effect or shall have occurred, the effect of which would be to prevent the Lenders from making the Advance or such Borrower from incurring the Loan;

(d) the Lenders shall be satisfied that the Loans and the use of proceeds thereof comply in all respects with Regulation U. To the extent requested by the Agent from the Borrowers and required by Regulation U, the Agent shall have received a copy of either (i) FR Form U-1, duly executed and delivered by each Borrower and completed for delivery to each Lender, in form acceptable to the Agent, or (ii) a current list of “margin stock” (as defined in Regulation U) from each Borrower, in form acceptable to the Agent and in compliance with Section 221.3(c)(2) of Regulation U, as applicable; and

(e) with respect to Proposed New Borrowers under Section 5.05, the Agent and the Lenders shall have received each of the items listed in Section 3.01(c), (d), (e) and (f), and such other documents or legal opinions as the Agent may reasonably request, all in form and substance satisfactory to the Agent and the Lenders.

Each request for an Advance and the acceptance by the applicable Borrower of the proceeds thereof shall constitute a representation and warranty by such Borrower, as of the date of the Advance, that the conditions specified in Section 3.02(a), (b) and (c) have been satisfied.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Each Borrower, severally and not jointly, represents and warrants with respect to itself and, if such Borrower is a Portfolio, the Fund of which it is a part, as follows:

Section 4.01. Existence; Good Standing. Such Fund has been duly organized and is validly existing as a trust or corporation in good standing under the laws of the state of its creation or incorporation and has full power and authority (corporate and other) to own its properties and conduct its business, and is duly qualified to do business and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification. Such Borrower is in compliance in all material respects with the investment policies and restrictions set forth in the Prospectus for such Borrower. Such Borrower has no Subsidiaries. Shares of such Borrower have been validly authorized and are duly registered for sale under applicable law. The investment adviser of such Borrower is the Fund Manager, as indicated on Schedule 1 hereto, and any sub-adviser of such Borrower is an Affiliate of such Fund Manager or is subject by contract to its supervision. Such Borrower has entered into a Management Agreement with its Fund Manager, and such Management Agreement is in full force and effect.

Section 4.02. Authorization; No Violation. The execution, delivery and performance by such Borrower of this Agreement and the other Credit Documents (i) are within the corporate or trust powers of such Fund, (ii) have been duly authorized by all necessary corporate or trust action of such Fund, (iii) do not violate or create a default under the Investment Company Act or other applicable law, or such declaration of trust, articles of incorporation or bylaws of such Fund, as applicable, or any contractual provision binding on or affecting such Borrower or its property or any of the investment policies or restrictions of such Borrower set forth in its Prospectus and (iv) do not and will not result in the imposition of any Liens on any portfolio securities or assets of such Borrower. Each Borrower is in compliance in all material respects, with all applicable laws, rules, regulations, and orders, including, without limitation, Regulations U and X and the Investment Company Act.

Section 4.03. Governmental Approvals. No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body is required in connection with the execution, delivery and performance by such Borrower of this Agreement and the other Credit Documents.

Section 4.04. Binding Effect; Compliance with Law. This Agreement and the other Credit Documents constitute, legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law). This Agreement and the other Credit Documents when executed and delivered will be in full compliance with all applicable provisions of the Investment Company Act.

Section 4.05. Financial Information.

(a) The statement of assets and liabilities and the related notes included in the Registration Statement and the annual financial statement present fairly the financial position of such Borrower at the date to which they relate and have been prepared in accordance with GAAP, except as otherwise stated therein.

(b) Subsequent to the date of the audited statement of assets and liabilities in the Registration Statement, except for borrowings under this Agreement, such Borrower has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, and no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect on such Borrower.

Section 4.06. Litigation. There is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of such Borrower, threatened against such Borrower or any material property of such Borrower before any court or arbitrator or any governmental or administrative body, agency or official (i) which challenges the validity of this Agreement or the other Credit Documents or (ii) which if adversely determined would have a Material Adverse Effect on such Borrower.

Section 4.07. Use of Proceeds. Such Borrower will use the proceeds of Advances hereunder for temporary or emergency purposes, including, without limitation, to enable such Borrower to finance temporarily the repurchase or redemption of shares of such Borrower at the request of the holders of such shares. Such Borrower shall not purchase portfolio securities at any time while it has Loans outstanding under this Agreement, if the aggregate amount of such Loans exceeds five percent (5%) of the total assets of such Borrower. Without limiting the foregoing, no Borrower will, directly or indirectly, use any part of such proceeds for any purpose which would violate any provision of any applicable statute, regulation, order or restriction, including, without limitation, Regulation U, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended.

Section 4.08. Asset Coverage. When made, any Loans made to such Borrower will comply with the requirements of Sections 5.03 and 5.04(a) and the requirements of applicable federal and state laws and regulations (including, without limitation, Regulations U and X) and authorizations granted by state authorities regulating the sale of such Borrower’s Shares.

Section 4.09. Investment Company. The Borrower or such Fund is duly registered as an open-end management investment company under the Investment Company Act and such registration has not been revoked or rescinded and is in full force and effect.

Section 4.10. Material Contracts. Except for this Agreement, the other Credit Documents, the other agreements filed as exhibits to the Registration Statement or other public filings with the Commission and agreements entered into by such Borrower in the ordinary course of business or with its Fund Manager as contemplated by Section 6.07, under none of which a material default exists for which all opportunity to cure has expired, such Borrower is not a party to or subject to any material contract of any nature whatsoever.

Section 4.11. Taxes. All federal, state, and other tax returns of such Borrower required by law to be filed have been duly filed, and all federal, state, and other taxes, assessments, and other governmental charges or levies upon such Borrower and any of its properties, income, profits, and assets, which are due and payable, have been paid, except for any such payment which such Borrower is diligently contesting in good faith by proper proceedings and against which adequate reserves are being maintained.

Section 4.12. Title to Securities. Such Borrower is the beneficial owner of all of its securities, subject only to those Liens permitted pursuant to Section 5.04(b) hereof and those Liens set forth on Schedule 5 hereto, and none of such securities are subject to any Liens which materially detract from the value of such securities or materially interfere with the business or operations of such Borrower as presently conducted or proposed to be conducted.

Section 4.13. Federal Regulations. If greater than twenty-five percent (25%) of the Total Assets of a Borrower consists of “margin stock” (as defined in Regulation U), then the aggregate market value (determined in accordance with Regulation U) of “margin stock” owned by such Borrower will at all times equal or exceed two hundred percent (200%) of the aggregate principal amount of the Loans to such Borrower. If requested by any Lender or the Agent from time to time, each Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U.

Section 4.14. Net Asset Value. Such Borrower has a Net Asset Value greater than or equal to $1,000,000.

ARTICLE V.

COVENANTS

Section 5.01. Certain Affirmative Covenants. So long as the Lenders have any Commitment hereunder or the Notes shall remain unpaid, each Borrower severally and not jointly with respect to itself and, if such Borrower is not a Fund, the Fund of which it is a part, will:

(a) Corporate Existence. Preserve and maintain its trust or corporate existence, rights and franchises, as applicable, and maintain its existence as an open-end management investment company.

(b) Compliance with Laws. Comply in all material respects, with all applicable laws, rules, regulations and orders, including, without limitation, Regulations U and X and the Investment Company Act.

(c) Payment of Taxes and Claims. Pay (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and such Borrower has maintained adequate reserves in accordance with GAAP with respect thereto.

(d) Keeping of Books. Keep or cause to be kept proper books of record and account, containing entries of all financial and business transactions of such Borrower, which are complete and accurate in all material respects.

(e) Visitation; Inspection. Permit representatives of the Lenders to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, in each case as reasonably necessary or appropriate for a Lender to evaluate the financial condition of such Borrower and its compliance with the terms of this Agreement, and to discuss its affairs, finances and accounts with its officers, employees, agents and independent public accountants, all at such reasonable times and as often as any Lender may reasonably request.

(f) Insurance. Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts (with such deductible amounts) as is customary for such companies under similar circumstances.

(g) Compliance with Prospectus. Comply in all respects with the investment policies, requirements and restrictions as stipulated in its Prospectus.

(h) Net Asset Value. Maintain a Net Asset Value greater than or equal to $1,000,000.

Section 5.02. Reporting Covenants. So long as the Lenders have any Commitment hereunder or the Notes shall remain unpaid, each Borrower will furnish or cause to be furnished to the Agent (which the Agent will promptly furnish to each Lender):

(a) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of such Borrower, a statement of assets and liabilities of such Borrower as at the end of such year and the related statements of investments, operations and changes in net assets of such Borrower as at such date and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, if any, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing, which report shall be unqualified as to scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year, and the results of operations and changes in net assets for such fiscal year, of such Borrower in accordance with GAAP;

(b) Semi-Annual Financial Statements. As soon as available and in any event within sixty (60) days after the end of each semi-annual period of such Borrower, a statement of assets and liabilities of such Borrower as at the end of such period and the related statements of investments, operations and changes in net assets of such Borrower as at such date and for the period then ended, including a report of the Net Asset Value of such Borrower, all in reasonable detail and in compliance with the requirements of the Investment Company Act;

(c) Audit Reports. Promptly upon receipt thereof, a copy of any report as to any material inadequacies in accounting controls (including reports as to the absence thereof) submitted by independent public accountants in connection with any audit of such Borrower;

(d) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsections (a) and (b) of this Section, a certificate of a duly authorized officer of the applicable Fund (i) to the effect that, based upon a review of such Borrower’s activities and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and such Borrower’s proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal period with Sections 2.07(a) and 5.03 hereof;

(e) Notice of Default. Promptly after the occurrence of an Event of Default or a Default, a certificate of the chairman, the president, the treasurer, any vice president, the secretary, or any assistant secretary of the applicable Fund specifying the nature thereof and such Borrower’s proposed response thereto;

(f) Shareholder Communications; Filings. Upon request, promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to such Borrower’s Investors, and copies of all registration statements, periodic reports and other documents in final form only as filed with the Commission or any national securities exchange;

(g) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any formal governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against such Borrower, which if adversely determined, would have a Material Adverse Effect on such Borrower, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, formal investigation or arbitration;

(h) Other Notices. Promptly after the occurrence thereof, notice in writing of any of the following events or conditions: (i) any material change in such Borrower’s investment objective, (ii) any development or event which is known or reasonably should have been known to such Borrower which could reasonably be expected to have a Material Adverse Effect on any such Borrower, or (iii) the representations and warranties of such Borrower contained herein or in any document delivered to the Agent or the Lenders pursuant hereto become untrue or inaccurate in any material respect;

(i) Other Information. With reasonable promptness, such other information about such Borrower as the Agent or the Lenders may reasonably request from time to time;

(j) Pro Rata Allocation Schedule. Upon the request of the Agent, an updated version of the Pro Rata Allocation;

(k) Net Asset Value Reports. If any Loans to such Borrower shall be outstanding, a weekly report of Net Asset Value with respect to such Borrower, with such report to be due on the day of the week corresponding to the day of the most recent Loan made to such Borrower; and

(l) List of Borrowers. Upon the addition of any new Borrower or the deletion of any Borrower pursuant to Section 5.05, a list of the full legal names of all Borrowers under the Facility as of the date of such addition or deletion, which list shall indicate all changes, deletions or additions thereto.

The Borrowers shall be deemed to have delivered the financial statements and other information referred to in clauses (a) and (b) of this Section 5.02, when such filings, financials or other information have been posted on the Internet website of The Huntington Funds (http://www.huntingtonfunds.com).

Section 5.03. Net Asset Value Coverage. So long as the Lenders have any Commitment hereunder or the Notes shall remain unpaid, each Borrower agrees that it will not permit its outstanding borrowings, including any Loans hereunder, to exceed the maximum amount permitted under applicable federal and state laws and applicable regulations promulgated thereunder (including, without limitation, Regulations U and X), or permit the outstanding Advances made to it hereunder to exceed at any one time the lesser of the Total Commitment or thirty-three and one-third percent (33 1⁄3%) of the Net Asset Value of such Borrower, or to permit its “asset coverage” of its “senior securities representing indebtedness” (as such terms are defined in the Investment Company Act) to be less than three hundred percent (300%).

Section 5.04. Certain Negative Covenants. So long as the Lenders have any Commitment hereunder or the Notes shall remain unpaid, each Borrower agrees that it will not:

(a) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than:

(i) the Indebtedness hereunder and under the Notes;

(ii) additional Indebtedness (A) incurred in the ordinary course of business (other than for borrowed money) or (B) permitted to be incurred in accordance with the investment policies of such Borrower under its Prospectus; and

(iii) additional Indebtedness as may arise under standard mutual fund custody agreements.

(b) Liens. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness of such Borrower, other than:

(i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with GAAP are being maintained;

(ii) Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in accordance with GAAP are being maintained; and

(iii) Liens securing Indebtedness permitted by Section 5.04(a)(i), 5.04(a)(ii)(A) or 5.04(a)(iii).

(c) Mergers; Sales. Merge into or consolidate with any other Person (other than with another Borrower), except with the prior written consent of the Lenders.

(d) Investments; Loans. (i) Except to the extent approved by its Investors, make or permit any loans to or investments in any Person prohibited by the investment restrictions described in its Prospectus, or (ii) without the prior written consent of the Lenders (such consent not to be unreasonably withheld), make any material change in its fundamental investment objective, fundamental investment policies or fundamental investment restrictions from that described in its Prospectus and as in effect on the Agreement Date.

(e) Lending Securities. Except in accordance with its Prospectus, lend or otherwise hypothecate, pledge or encumber in whatsoever manner any of its assets or securities, for any purpose without the prior written consent of the Lenders.

(f) Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than this Agreement, the other Credit Documents, those agreements included as exhibits in its Registration Statement or customary custody agreements, which by its terms prohibits or limits the ability of such Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owed or hereafter acquired.

(g) Investment Adviser; Custodian. Change its Fund Manager other than to Huntington Asset Advisors, Inc. or any of its Subsidiaries or Affiliates which is a registered investment adviser under the Advisers Act or Custodian (except where any new Custodian is also a Lender).

Section 5.05. Addition and Deletion of Borrowers

(a) New Borrowers. At any time, the applicable Fund Manager may deliver to the Agent and the Lenders a designation letter duly executed by the Borrowers and the applicable Fund Manager and substantially in the form of Exhibit E hereto (a “Designation Letter”) requesting that the Lenders designate a Person registered as a separate investment company under the Investment Company Act or a portfolio thereof for which the Fund Manager serves as investment advisor or administrator (the “Proposed New Borrower”) as a Borrower for purposes of this Agreement and, if so approved by all Lenders, such Proposed New Borrower shall thereupon become a Borrower for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The applicable Fund Manager shall deliver to the Agent with each Designation Letter (i) a new Schedule 1 (List of Borrowers) reflecting the addition of the Proposed New Borrower and marked to show changes from the previous Schedule 1 and (ii) a new Schedule 4 (Pro Rata Allocation) reflecting the recalculation of the Pro Rata Allocation in accordance with Section 2.14 hereof. Upon such acceptance of the Proposed New Borrower and satisfaction of the conditions set forth in Section 3.02(e), Schedules 1 and 4 of this Agreement shall be replaced with the Schedules 1 and 4 attached to the applicable Designation Letter and the Proposed New Borrower shall execute and deliver an allonge to each Note (one for each Lender), substantially in the form of Exhibit D. The Lenders shall use their reasonable best efforts to respond to any Designation Letter within thirty (30) days of receipt thereof.

(b) Deletion of Borrowers. At any time, the applicable Fund Manager may deliver a certificate to the Agent and the Lenders (an “Exiting Borrower Certificate”), setting forth (i) the legal name of any Borrower it wishes to delete from this Agreement (an “Exiting Borrower”), (ii) a new Schedule 1 (List of Borrowers), reflecting the deletion of such Exiting Borrower and marked to show changes from the previous Schedule 1, and (iii) a revised Schedule 4 (Pro Rata Allocation) reflecting the recalculation of the Pro Rata Allocation in accordance with Section 2.14 hereof, provided that all principal, interest and other amounts accrued to the account of such Exiting Borrower shall be paid in full as a condition to the effectiveness of the new Schedule 1.

The Exiting Borrower shall be deemed deleted from this Agreement upon the Agent’s receipt of such Exiting Borrower Certificate. Upon such deletion of the Exiting Borrower, Schedules 1 and 4 of this Agreement shall be replaced with the Schedules 1 and 4 attached to the applicable Exiting Borrower Certificate.

ARTICLE VI.

EVENTS OF DEFAULT

With respect to any Borrower upon the occurrence and during the continuance of any of the following specified events (each an “Event of Default”):

Section 6.01. Payments. Such Borrower shall fail to pay when due (including, without limitation, by mandatory prepayment) any principal of the Notes or such Borrower shall fail to pay within three (3) Business Days after the due date thereof any interest on the Notes or any fee or any other amount payable hereunder; or

Section 6.02. Covenants Without Notice. Such Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.03 or 5.04; or

Section 6.03. Other Covenants. Such Borrower shall fail to observe or perform any covenant or agreement, other than those referred to in Sections 6.01 and 6.02, and, if capable of being remedied, such failure shall remain unremedied for five (5) Business Days after the earlier of (i) the day on which such Borrower obtains knowledge thereof, or (ii)  the day on which written notice thereof shall have been given to such Borrower by the Agent; or

Section 6.04. Representations. Any representation, warranty or statement made or deemed to be made by such Borrower or any of its officers under or in connection with this Agreement shall have been incorrect in any material respect when made or deemed to be made; or

Section 6.05. Bankruptcy. Such Borrower (or the Fund of which it is a part) or such Borrower’s Fund Manager (or the Fund Manager of the Fund of which the Borrower is a part) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against such Borrower (or the Fund of which it is a part) or such Borrower’s Fund Manager (or the Fund Manager of the Fund of which the Borrower is a part) and the petition is not controverted within ten (10) days, or is not dismissed within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of such Fund, Borrower or Fund Manager, or such Borrower (or the Fund of which it is a part) or such Borrower’s Fund Manager (or the Fund Manager of the Fund of which the Borrower is a part), commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Fund, Borrower or Fund Manager or there is commenced against such Fund, Borrower or Fund Manager any such proceeding which remains undismissed for a period of sixty (60) days; or such Fund, Borrower or Fund Manager is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or, except as provided under the Investment Company Act, such Fund,

Borrower or Fund Manager suffers any appointment of any custodian or the like for it or any substantial part of such Fund’s, Borrower’s or Fund Manager’s property to continue undischarged or unstayed for a period of sixty (60) days; or such Fund, Borrower or Fund Manager makes a general assignment for the benefit of creditors; or such Fund, Borrower or Fund Manager shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or such Fund, Borrower or Fund Manager shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or such Fund, Borrower or Fund Manager shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by such Fund, Borrower or Fund Manager for the purpose of effecting any of the foregoing; or

Section 6.06. Money Judgment. A final judgment or order for the payment of money in excess of $500,000 or which otherwise has a Material Adverse Effect on such Borrower shall be rendered against such Borrower or, with respect to such Borrower, the Fund of which it is a part, and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of thirty (30) days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise); or

Section 6.07. Management Agreement. The applicable Management Agreement between such Borrower and its Fund Manager, without the consent of the Lenders, shall be changed in a manner materially adverse to such Borrower, terminated or shall cease to remain in full force and effect in accordance with its terms or the applicable Fund Manager shall cease to be a party thereto or any substantial breach by such Fund Manager of such Management Agreement shall occur and continue uncured for a period of thirty (30) days; provided, however, that no adjustment to the amounts payable under a Management Agreement shall be deemed materially adverse to a Borrower if such adjustment is approved by a majority of the outstanding voting securities of such Borrower (as defined in the Investment Company Act); and provided, further, that the appointment by such Borrower of a successor to such Fund Manager shall not be an Event of Default hereunder if the Lenders shall consent in writing thereto, such consent of the Lenders not to be unreasonably withheld if such proposed successor shall be a firm generally recognized to have comparable experience to that of the applicable Fund Manager in the administration of investment companies comparable to such Borrower; or

Section 6.08. Investment Company Status. The Fund of which such Borrower is a part shall (i) cease to be an open-end management investment company registered under the Investment Company Act, or (ii) execute or file any documents to cause such Fund to deregister as an investment company under the Investment Company Act; or

Section 6.09. Enforceability. All or any material portion of a Credit Document shall at any time and for any reason be declared by a court of competent jurisdiction in a suit with respect to such Credit Document to be null and void, or a proceeding shall be commenced by any Borrower or by any governmental authority having jurisdiction over such Borrower seeking to establish the invalidity of unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Borrower shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Credit Document; or

Section 6.10. Other Indebtedness. (i) in the case of any Borrower which has Total Assets equal to or in excess of $50,000,000, such Borrower shall default in the payment or performance of any Indebtedness of such Borrower in excess of $15,000,000, which default is a payment default or would entitle the holder thereof to accelerate the payment thereof or (ii) in the case of any Borrower which has Total Assets less than $50,000,000, such Borrower shall default in the payment or performance of any Indebtedness of such Borrower in excess of $2,000,000, which default is a payment default or would entitle the holder thereof to accelerate the payment thereof; or

Section 6.11. Regulatory Intervention. Any governmental authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which prohibits, enjoins or otherwise restricts any Borrower in a manner that has a Material Adverse Effect; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, with the consent of the Majority Lenders, may, by written notice to the applicable Borrower, take any or all of the following actions, without prejudice to the rights of the Agent and the Lenders or the holders of the Notes to enforce their claims against such Borrower: (i) terminate the commitment of the Lenders to make Loans hereunder to such Borrower; or (ii) declare the principal of and any accrued interest on the Loans of such Borrower, and all other obligations of such Borrower owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived; provided, that if an Event of Default specified in Section 6.05 shall occur, the result which would occur upon the giving of written notice by the Agent to the applicable Borrower, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice.

ARTICLE VII.

THE AGENT

Section 7.01. Authorization and Authority. Each Lender hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Agent hereunder and under the Notes and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and neither any Borrower nor any Fund Manager shall have rights as a third party beneficiary of any of such provisions.

Section 7.02. Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower, any Fund Manager or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

Section 7.03. Duties of Agent; Exculpatory Provisions. (a) The Agent’s duties hereunder and under the Notes are solely ministerial and administrative in nature and the Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary rights and powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to this Agreement or applicable law; and

(iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

(b) The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 or Article VI) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default or Event of Default or the event or events that give or may give rise to any Default or Event of Default unless and until any Borrower or any Lender shall have given notice to the Agent describing such Default or Event of Default and such event or events.

(c) Neither the Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any Note or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Agent.

(d) Nothing in this Agreement shall require the Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or any of its Related Parties.

Section 7.04. Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless an officer of the Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Advance and in the case of a Borrowing, such Lender shall not have made available to the Agent such Lender’s ratable portion of such Borrowing. The Agent may consult with legal counsel (who may be counsel for any Borrower or any Fund Manager), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 7.05. Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub-agent and the Related Parties of the Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Article VIII and Section 9.04 (as though such sub-agents were the “Agent” hereunder) as if set forth in full herein with respect thereto.

Section 7.06. Resignation of Agent. The Agent may at any time give notice of its resignation to the Lenders and the Borrowers, and shall automatically resign on the date the Agent has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or has had a receiver or conservator appointed with respect to it (or any parent company of the Agent) at the direction or request of any regulatory agency or authority (or similar regulatory action has been taken with respect to the Agent). Upon receipt of any such notice of resignation or such automatic resignation, the Majority Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (such 30-day period, the “Lender Appointment Period”), then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of the Lenders, a successor Agent, the retiring Agent may at any time upon or after the end of the Lender Appointment Period notify the Borrowers and the Lenders that no qualifying Person has accepted appointment as successor Agent and the effective date of such retiring Agent’s resignation. Upon the resignation effective date established in such notice and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring Agent’s resignation shall nonetheless become effective and (i) the retiring Agent shall be discharged from its duties and obligations as Agent hereunder and under the other Credit Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Agent of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations as Agent hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Section 7.07. Non-Reliance on Agent and Other Lenders. (a) Each Lender confirms to the Agent, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Agent, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Advances and other extensions of credit hereunder and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Advances and other extensions of credit hereunder is suitable and appropriate for it.

(b) Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Credit Documents, (ii) that, it has, independently and without reliance upon the Agent, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Agent, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Credit Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i) the financial condition, status and capitalization of each Borrower;

(ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and the Notes and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection herewith;

(iii) determining compliance or non-compliance with any condition hereunder to the making of an Advance and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;

(iv) the adequacy, accuracy and/or completeness of any information delivered by the Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement, the transactions contemplated hereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection herewith.

Section 7.08. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrowers) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses (other than the loss of principal and interest hereunder in the event of a bankruptcy or out-of-court “work-out” of the Loans), damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Credit Document, or any other document contemplated by this Agreement or any action taken or omitted by the Agent under this Agreement, any other Credit Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Agent as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

ARTICLE VIII.

CHANGE IN CIRCUMSTANCES AFFECTING LIBOR LOANS;

CAPITAL ADEQUACY

Section 8.01. LIBOR Basis Determination Inadequate or Unfair. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed LIBOR Loan for any Interest Period, the Agent determines after consultation with the Lenders that deposits in Dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such situation no longer exist, the obligations of the Lenders to make such LIBOR Loans shall be suspended. If with respect to any proposed LIBOR Loan for any Interest Period, the Agent determines after consultation with the Lenders that the rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders constituting the Majority Lenders of making or maintaining their affected LIBOR Loans during such Interest Period by reason of circumstances affecting the interbank eurodollar market generally, and that LIBOR Loans are thus not available, the Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make any such LIBOR Loan shall be suspended.

Section 8.02. Illegality. If, after the date of this Agreement, any change in applicable law, rule, or regulation or any change in interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain, or fund its LIBOR Loans, such Lender shall so notify the Agent, and the Agent shall forthwith give notice thereof to the other Lenders and the Borrowers. Before giving any notice to the Agent pursuant to this Section 8.02, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article II hereof, the Borrowers shall repay in full the then outstanding principal amount of each affected LIBOR Loan of such Lender, together with accrued interest thereon, either (a) on the last day of the then current Interest Period applicable to such affected LIBOR Loan if such Lender may lawfully continue to maintain and fund such affected LIBOR Loan to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such affected LIBOR Loan to such day. Concurrently with repaying each affected LIBOR Loan of such Lender, notwithstanding anything contained in Article II hereof, the applicable Borrower may borrow a Prime Rate Loan or an Overnight Rate Loan from such Lender, and such Lender in such event shall make such Advance in an amount such that the outstanding principal amount of the applicable Note held by such Lender shall equal the outstanding principal amount of such Note immediately prior to such repayment.

Section 8.03. Increased Costs.

(a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change therein, or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency:

(i) Shall subject any Lender to any tax, duty, or other charge with respect to its obligation to make Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Loans or in respect of any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans (except for changes in the rate of tax on the net income of such Lender or the rate of franchise taxes imposed on such Lender); or

(ii) Shall impose, modify, or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable LIBOR Reserve Percentage), special deposit, capital adequacy, assessment, or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by any Lender, or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make Loans, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under the Notes with respect to such Loan, by an amount deemed by such Lender to be material, then, on the earlier of demand by such Lender or the Maturity Date, each applicable Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs.

Each Lender will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 8.03 and each Lender shall use its reasonable efforts to take such action which could reasonably be expected to avoid the need for, or reduce the amount of, such compensation (including, without limitation, designating a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender).

(b) A certificate of any Lender claiming compensation under this Section 8.03 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of obvious error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 8.03, the Borrowers may at any time, upon at least three (3) Business Days prior notice to such Lender, prepay in full each then outstanding affected Loan of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.11 hereof. Concurrently with prepaying each such Loan, the applicable Borrower may borrow a Prime Rate Loan or an Overnight Rate Loan, or a LIBOR Loan not so affected, from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Note held by such Lender shall equal the outstanding principal amount of such Note immediately prior to such prepayment.

Section 8.04. Effect On Other Advances. If notice has been given pursuant to Section 8.01, 8.02 or 8.03 hereof suspending the obligation of any Lender to make LIBOR Loans, or requiring LIBOR Loans of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Loans shall, at the option of the applicable Borrower, be made instead as Overnight Rate Loans or Prime Rate Loans.

Section 8.05. Capital Adequacy. If, after the Agreement Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the administration thereof, or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, affects or might reasonably be expected to affect the amount of capital required or expected to be maintained by such Lender or any corporation in control of such Lender determines that the amount of such capital is increased by or based upon the Lender’s obligations hereunder, then from time to time, within 15 days after demand by such Lender, the Borrowers severally and not jointly shall pay to such Lender such additional amount or amounts as will compensate such Lender in light of such circumstances, to the extent that such Lender reasonably determines such increase in capital is allocable to its obligations hereunder using reasonable averaging and attribution methods. A certificate of the applicable Lenders setting forth the amount to be paid by the Borrowers to the Lender as a result of any event referred to in this Section 8.05 and setting forth supporting calculations in reasonable detail demonstrating the basis therefor shall be conclusive, absent obvious error. Amounts due the Lenders hereunder shall be allocated among the Borrowers on the basis of the Pro Rata Allocation.

Section 8.06. Changes in Applicable Law. For the avoidance of doubt and notwithstanding anything herein to the contrary, for the purposes of Sections 8.02, 8.03 and 8.05 of this Article VIII, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the applicable United States or foreign regulatory authorities (whether or not having the force of law), in case for this clause (y) pursuant to Basel III, shall in each case be deemed to be a change in law regardless of the date enacted, adopted, issued, promulgated or implemented.

ARTICLE IX.

MISCELLANEOUS

Section 9.01. Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to any Borrower, to it at its address set forth on Schedule 1;

(ii) if to the Agent, to Citibank at 1615 Brett Road, Building #3, New Castle, Delaware 19720, Attention of Bank Loan Syndications (Facsimile No. 212-994-0961; Telephone No. 302-894-6070);

(iii) if from the Agent to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent (or in the case of notices to a Borrower that has agreed to accept electronic notices pursuant to the preceding paragraph, such Borrower) otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform.

(i) Each Borrower agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or the Agent’s transmission of Communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Loan Party provides to the Agent pursuant to the Credit Agreement or the transactions contemplated therein which is distributed to the Agent, any Lender by means of electronic communications pursuant to this Section, including through the Platform.

Section 9.02. Amendment and Waiver. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Lenders and, in the case of an amendment, by each Borrower, except that in the event of any amendment or modification which purports to effect (a) any increase in the amount of the Commitment, (b) any delay or extension in the terms of repayment of the Loans, (c) any reduction in principal, interest or fees due hereunder or postponement of the payment thereof, (d) any release of any substantial portion of any collateral for the Loans other than in connection with a sale or disposition permitted hereunder, (e) any waiver of any Default or Event of Default due to the failure by any Borrower to pay any sum due to any of the Lenders hereunder, (f) any release of any Guarantee of all or any portion of the obligations of a Borrower hereunder, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders), or (g) any amendment of this Section, Section 5.04(d)(ii), Section 5.05, Section 6.07, or of the definition of Majority Lenders or of any provision to the relative priority of payment among the Lenders hereunder, any amendment or waiver or consent may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, by each Fund and Borrower. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Agent, in its capacity as such, may be made only by an instrument in writing signed by each Fund and Borrower, the Majority Lenders and the Agent. Notwithstanding the foregoing, Schedule 3 may be amended upon written notice of any Borrower or Borrowers to the Lenders.

Section 9.03. No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, the Lenders or any holder of the Notes in exercising any right or remedy hereunder or thereunder and no course of dealing between the Borrowers and the Agent or the Lenders or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any Note preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or the Lenders or the holder of any Note would otherwise have. No notice to or demand on any Borrower not required hereunder or under any Note in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders or the holder of any Note to any other or further action in any circumstance without notice or demand.

Section 9.04. Payment of Expenses. Each Borrower shall severally and not jointly:

(a) whether or not the transactions hereby contemplated are consummated, pay (i) all reasonable out-of-pocket costs and expenses of the Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of and preservation of rights under this Agreement, and (ii) all out-of-pocket costs and expenses of the Agent and the Lenders, after a Default or Event of Default, in connection with the enforcement, refinancing, renegotiation or restructuring of this Agreement and the other Credit Documents and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs of internal counsel) for the Agent and the Lenders);

(b) pay and hold the Agent and the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and

(c) indemnify the Agent and the Lenders, their officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs,

losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use by such Borrower of the proceeds of any of the Loans or such Borrower’s entering into and performing this Agreement or the other Credit Documents, failure to comply with the rules, regulations and laws regarding the business of mutual funds, or false representation, warranty or other information provided with the Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs of internal counsel) incurred in connection with any such investigation, litigation or other proceeding, except and to the extent such costs, losses, liabilities, claims, damages or expenses result from the gross negligence, willful misconduct or material breach of this Agreement in bad faith of any such indemnified party, as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter; provided, however, that any indemnified party hereunder shall promptly notify such Borrower upon receipt of written notice of any claim or threat to institute a claim and afford such Borrower the first right to defend or resolve any such action; provided further, however, that in the event such Borrower elects to defend or resolve any such action, (i) any counsel selected to represent the Agent or any Lender shall be acceptable to each of such parties so represented, which acceptance shall not be unreasonably withheld, and (ii) no settlement of any investigation, litigation or other proceeding involving the Agent or any Lender shall be entered into without the consent of each of the foregoing which is named party thereto or therein, which consent shall not be unreasonably withheld.

To the extent that any of the foregoing expenses are attributable to or arise out of one or more Loans to a particular Borrower, only such Borrower shall be liable therefor. To the extent such expenses are attributable to more than one Borrower, such expenses shall be allocated among such Borrowers pursuant to the Pro Rata Allocation.

Section 9.05. Right of Setoff. In addition to and not in limitation of all rights of offset that the Agent and the Lenders or holder of any Note may have under applicable law, the applicable Lender or other holder of the Note shall, upon the occurrence of any Event of Default and whether or not the Lender or such holder has made any demand or the Borrower’s obligations are matured, have the right to appropriate and apply to the payment of the Borrower’s obligations hereunder and under the Notes all deposits (general or special, time or demand, provisional or final) of such Borrower then or thereafter held by and other indebtedness or property then or thereafter owing to such Borrower by the applicable Lender or other holder, whether or not related to this Agreement or any transaction hereunder.

Section 9.06. Binding Effect; Assignment; New Lenders; Entire Agreement.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, provided that no Borrower may assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

(b) Each Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of the Lender.

(c) Each Lender may assign its rights and delegate its obligations under this Agreement and further may assign or sell participations in all (or in the case of a participation in all or any part) of any Loan or Loans made by it or its Commitment or any other interest herein or in its Notes (if any) to an Eligible Assignee in amounts (except in the case of an assignment of all of a Lender’s rights and obligations under this Agreement) of $1,000,000 or a larger multiple of $1,000,000, in which event (i) in the case of an assignment, upon notice thereof by the Lender to the Borrowers, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were a Lender hereunder and the holder of the Notes and (ii) in the case of a participation, the participant shall not have any rights under this Agreement or other Credit Documents except with respect to matters requiring unanimous consent of all Lenders (the participant’s rights against the Lender in respect of such participation to be those set forth in the agreement executed by the Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers under Sections 2.09, 2.10 and 2.11 hereof shall be determined as if the Lender had not sold such participation. The assignee or participant shall pay a fee of $3,500 to the Agent unless such assignee is an Affiliate of the applicable Lender and the reasonable fees and expenses of counsel to the Agent relating thereto before the assignment or the participation arrangement shall become effective. Notwithstanding the foregoing, each Lender may (x) create a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, and this Section shall not apply to any such pledge or assignment of a security interest or (y) may make assignments or participations to an Affiliate of such Lender without prior written consent of the Borrowers or the Agent; provided, however, that with respect to an assignment or participation to an Affiliate of a Lender, such Lender shall provide written notice thereof to the Borrowers and the Agent. The Lender may furnish any information concerning the Borrowers in the possession of the Lender from time to time to assignees and participants (including prospective assignees and participants).

(d) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

(e) Each Lender, if demanded by the Borrowers (and provided no Default or Event of Default has then occurred or is continuing, following a demand by such Lender pursuant to Section 8.03) upon at least 5 Business Days’ notice to such Lender and the Agent, will, assign to one or more Persons all or a portion of its rights and obligations under this Agreement provided, however, that (i) each such assignment made as a result of a demand by the Borrowers pursuant to this Section shall be made to an Eligible Assignee and shall be arranged by the Borrowers after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (ii) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrowers pursuant to this Section unless and until such Lender shall have received one or more payments from either the Borrowers or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and

(iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the register, an assignment and acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500 payable by the Borrowers except that no such recordation fee shall be payable in the case of an assignment made at the request of the Borrowers to an Eligible Assignee that is an existing Lender.

Section 9.07. Governing Law; Submission to Jurisdiction. This Agreement and the rights and obligations of the parties hereunder and under the Notes shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

(a) Any legal action or proceeding with respect to this Agreement or the Notes or any document related thereto shall be brought in the courts of the State of New York in the Borough of Manhattan or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

(b) Each Borrower hereby irrevocably and unconditionally designates its Fund Manager as the designee, appointee and agent of such Borrower to receive, for and on behalf of such Borrower, service of process in any legal action or proceeding by the Agent or any Lender with respect to this Agreement or the other Credit Documents. It is understood that a copy of such process served on such agent will be promptly forwarded to such Borrower at its address set forth on Schedule 1, but the failure of such Borrower to receive such copy shall not affect in any way the service of such process. Each Borrower further irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its said address, such service to become effective thirty (30) days after such mailing.

(c) Nothing herein shall affect the right of any Lender or any holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

Section 9.08. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 9.09. Effectiveness; Survival of Indemnities. This Agreement shall be effective on the Effective Date. All indemnification obligations set forth herein or in the other Credit Documents shall survive the termination of this Agreement.

Section 9.10. Interest.

(a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made by any Borrower or is inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless such Borrower shall notify such Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrowers not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrowers under applicable law.

(b) Notwithstanding the use by the Lenders of the Prime Rate, the Overnight Rate and the LIBOR as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrowers at interest rates tied to such reference rates.

Section 9.11. Headings Descriptive. The headings of the several sections and subsections of this Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 9.12. Survival of Representations. All covenants, agreements, representations and warranties made herein and in any certificate delivered pursuant hereto shall survive the making by any Lender of any Advance and the execution and delivery to any Lender of a Note evidencing the Loans regardless of any investigation made by such Lender and of such Lender’s access to any information and shall continue in full force and effect so long as any Indebtedness or obligation created hereunder is outstanding and unpaid.

Section 9.13. Severability. In case any one or more of the provisions contained in this Agreement or any Note should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not be affected or impaired in any other jurisdiction, nor shall the remaining provisions contained herein and therein in any way be affected or impaired thereby.

Section 9.14. Confidentiality. Unless specifically authorized otherwise by the relevant Borrower, the Agent and the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement, including information obtained and/or held electronically, in accordance with the Agent’s or such Lender’s customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required in connection with this Agreement or payments hereunder or as required or requested by any governmental authority or representative thereof or pursuant to legal process or to an Affiliate of such Lender, to the extent such Affiliate agrees to be bound by the provisions of this Section 9.14. In no event shall the Agent or any Lender be obligated to return any materials furnished to it by any Borrower in connection with this Agreement.

Section 9.15. Series Protection. The Lenders and the Agent acknowledge that the execution and delivery of this Agreement have been authorized by the Board members and signed by an authorized officer of Huntington Asset Advisors Inc., acting as such, and neither such authorization by these Board members nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Board members or shareholders of Huntington Asset Advisors Inc., but bind only the property of the individual Funds, or Class, as Borrower, as provided in the Declaration of Trust of such Borrower.

Section 9.16. Separate Agreements. Notwithstanding any other provision, the relationship and agreements set forth in the Agreement with respect to each Borrower shall be several, separate and distinct from those of each other Borrower, to the same effect as would be the case if each Borrower executed a separate Agreement in the form hereof without execution thereof by any other such Borrower.

Section 9.17. Limitation of Liability. Each Lender and the Agent acknowledge that some of the Borrowers are series of a single investment company. Each Lender and the Agent further acknowledge that references in this Agreement to obligations or liabilities of a Borrower, if such Borrower is a Portfolio of a Fund, refer to obligations or liabilities of the Fund of which such Borrower is a part and such obligations or liabilities shall be satisfied only from the assets of such Portfolio and not from the assets of other Portfolios of such Fund.

Section 9.18. Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each borrower, guarantor or grantor (the “Loan Parties”), which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

Section 9.19. Waiver of Jury Trial. THE AGENT, EACH BORROWER, EACH OF THE LENDERS AND THE AGENT HEREBY AGREE TO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH ANY BORROWER, ANY OF THE LENDERS, THE AGENT, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES, OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION, AND EACH FUND AND BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OR MAINTAINING OF ANY SUCH ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWERS:	SEE ATTACHED MASTER SIGNATURE PAGE

ADMINISTRATIVE AGENT:

CITIBANK, N.A	By:	/s/ Robert B Goldstein
	Name	Robert B Goldstein
	Title:	Managing Director

LENDERS:

CITIBANK, N.A.	By:	/s/ Robert B Goldstein
	Name	Robert B Goldstein
	Title:	Managing Director

MASTER SIGNATURE PAGE

The undersigned person hereby certifies that he is a duly authorized officer of each of the following entities and that he is duly authorized and empowered to execute the foregoing 364-Day Credit Agreement on behalf of the following entities.

/s/ R. Jeffrey Young
Name:	R. Jeffrey Young
Title:	CEO

Huntington Money Market Fund

Huntington Ohio Municipal Money Market Fund

Huntington Tax-Free Money Fund

Huntington U.S. Treasury Money Market Fund

Huntington Fixed Income Securities Fund

Huntington Intermediate Government Income Fund

Huntington Mortgage Securities Fund

Huntington Ohio Tax-Free Fund

Huntington Short/Intermediate Fixed Income Securities Fund

Huntington Balanced Allocation Fund

Huntington Conservative Allocation Fund

Huntington Disciplined Equity Fund

Huntington Dividend Capture Fund

Huntington Global Select Markets Fund

Huntington Growth Allocation Fund

Huntington Growth Fund

Huntington Income Equity Fund

Huntington International Equity Fund

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Huntington Mid Corp America Fund

Huntington Real Strategies Fund

Huntington Rotating Markets Fund

Huntington Situs Fund

Huntington World Income Fund

Huntington VA Dividend Capture Fund

Huntington VA Growth Fund

Huntington VA Income Equity Fund

Huntington VA International Equity Fund

Huntington VA Macro 100 Fund

Huntington VA Mid Corp America Fund

Huntington VA Real Strategies Fund

Huntington VA Rotating Markets Fund

Huntington VA Situs Fund

Huntington VA Balanced Fund

Huntington VA Mortgage Securities Fund

Huntington Income Generation Fund

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EXHIBIT A

FORM OF REQUEST FOR ADVANCE

I,                                                          , as                              of the Borrower identified below, pursuant to the provisions of that certain 364-Day Credit Agreement (the “Agreement”) dated as of January 18, 2013, among the entities set forth on Schedule 1 thereto as Borrowers, Citibank N.A., as Administrative Agent, and each of the financial institutions party thereto as Lenders, do hereby certify that:

1. The Borrower hereby requests an Advance under the Commitment in the amount of $                     to be made on                             ,                     , such Advance to bear interest at the [Prime Rate Basis/Overnight Rate Basis/LIBOR Basis]. [If the LIBOR Basis is selected, the Interest Period shall be for one month]. The proceeds of the Advance should be wired on behalf of the Borrower as set forth on Schedule 1 attached hereto. The foregoing instructions shall be irrevocable.

2. As of the date of the requested Advance, both before and after giving effect to the application of the proceeds thereof, there exists no Default or Event of Default with respect to the Borrower.

3. All representations and warranties of the Borrower made in Article IV of the Agreement are true and correct in all material respects as of the date hereof, both before and after giving effect to the application of the proceeds of the Advance in connection with which this Request is given.

4. Since                         ,                 , [insert Effective Date or the date of the immediately preceding Advance to Borrower] no event has occurred which has had a Material Adverse Effect on such Borrower.

5. The Net Asset Value of such Borrower is (a) greater than or equal to $1,000,000 and (b) not less than 300% of the aggregate principal amount of all Advances made to such Borrower. The calculation of Net Asset Value includes no direct or indirect debt, equity or other interest or investment that such Borrower has in any Subsidiary of such Borrower.

Capitalized terms used in this Request for Advance are used as defined in the Agreement.

Dated as of this                  day of                             , 20        .

[NAME OF BORROWER]

By:
Title:

Schedule I - Wiring Instructions

EXHIBIT B

FORM OF NOTE

New York, New York

                    , 201

For value received, each of the Borrowers (as hereinafter defined) party to that certain 364-Day Credit Agreement dated January 18, 2013 (as amended and modified from time to time, the “Credit Agreement”), among the Borrowers (as such term is defined in the Credit Agreement), Citibank, N.A., as Administrative Agent for the Lenders (the “Agent”), and the financial institutions party thereto as lenders (the “Lenders”) promises, severally and not jointly, to pay to the order of                                          (the “Lender”),                      DOLLARS ($                    ), or such lesser amount as shall equal the unpaid principal amount of the Advances made by the Lender to such Borrower under the Credit Agreement on the dates and in the amounts provided in the Credit Agreement. Each Borrower promises, severally and not jointly, to pay interest on the unpaid principal amount of its Advances under the Credit Agreement on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in immediately available funds to the Agent’s office identified in the Credit Agreement, or such other address as may be specified from time to time pursuant to the Credit Agreement.

All Advances made by the Lender under the Credit Agreement, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement. All capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.

All parties now or hereafter liable with respect to this Note, whether any Borrower, any guarantor, any endorser, or any other person or entity, hereby waive presentment for diligence, payment, demand, notice of non-payment or dishonor, protest and notice of any kind whatsoever. Each Borrower promises to pay all reasonable costs of collection related to its borrowings under the Credit Agreement, including reasonable attorney’s fees actually incurred, should this Note be collected by or through an attorney at law or under advice therefrom.

Each Borrower that is a Portfolio is causing this Note to be executed, sealed and delivered on its behalf by the Fund of which it is a part and each Fund is causing this Note to be executed, sealed and delivered on its behalf by its duly authorized representative. In addition, each Borrower becoming a party to the Credit Agreement in accordance with Section 5.05 of the Credit Agreement, upon becoming a party to the Credit Agreement and causing an allonge to be executed and delivered to the Lender substantially in the form of Exhibit I to the Credit Agreement shall thereafter be deemed to be a “Borrower” for all purposes under this Note.

Time is of the essence of this Note.

No delay or omission on the part of the Lender in exercising its rights under this Note or the Credit Agreement, or course of conduct relating thereto, shall operate as a waiver of such rights of the Lender or any holder hereof, nor shall the waiver by the Lender or any holder hereof of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed, under seal, and delivered as of the day and year first above written.

BORROWERS:

SEE ATTACHED MASTER

SIGNATURE PAGE

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Note (cont’d)

LOANS AND PAYMENTS OF PRINCIPAL

Borrower Name	Interest Rate	Amount of Loan ($)	Amount of Principal Repaid ($)	Maturity Date	Notation Made By

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LOAN CERTIFICATE

I, Jay S. Fitton, hereby certify that I am the duly elected and acting Secretary of the funds listed on Schedule 1 attached hereto (the “Funds”), having the Portfolios attributed to such Funds as indicated on Schedule 1 attached hereto, and in connection with the transactions described in that certain 364-Day Credit Agreement of even date herewith (the “Credit Agreement”) among the Borrowers party thereto, Citibank, N.A. as Agent for the Lenders and the Lenders party thereto, with capitalized terms used herein having the meanings ascribed thereto in the Credit Agreement, I hereby further certify that:

1. Attached hereto as Exhibit A is a true, correct, and complete copy of resolutions duly adopted by the Board of Directors or Trustees of each Fund by written consent dated as of November 10, 2011, with full force and effect as if adopted by vote at a duly constituted meeting, and which resolutions have not been amended, rescinded, or modified, are in full force and effect on the date hereof, and do not violate or conflict with the Articles of Incorporation, Agreement and Declaration of Trust or By-Laws of each Fund, as applicable.

2. Each of the following persons has been duly elected to the office of each Fund, has been duly qualified, and as of the date of the execution of the Credit Agreement was, and on the date hereof is, holding the office set forth opposite his name, and the signature set forth opposite his name is his genuine signature:

Name	Title	Signature

R. Jeffrey Young	Chief Executive Officer	/s/ R. Jeffrey Young
R. Jeffrey Young

Robert Silva	Treasurer	/s/ Robert Silva
Robert Silva

3. Each of the foregoing officers is duly authorized to execute and deliver the Credit Agreement, the Notes, and the other Credit Documents to which each such Fund is a party, on behalf of such Fund and its Portfolios, if any.

4. This Certificate is given for the benefit of the Agent and the Lenders, and each of the Agent and the Lenders is entitled to rely upon the certifications hereinabove set forth in connection with extending the financial accommodations described in the Credit Agreement.

WITNESS my signature this 18TH day of January, 2013.

/s/ Jay S. Fitton
Jay S. Fitton, Secretary

1

Schedule 1

To

Loan Certificate

January 18, 2013

Huntington Money Market Fund

Huntington Ohio Municipal Money Market Fund

Huntington Tax-Free Money Fund

Huntington U.S. Treasury Money Market Fund

Huntington Fixed Income Securities Fund

Huntington Intermediate Government Income Fund

Huntington Mortgage Securities Fund

Huntington Ohio Tax-Free Fund

Huntington Short/Intermediate Fixed Income Securities Fund

Huntington Balanced Allocation Fund

Huntington Conservative Allocation Fund

Huntington Disciplined Equity Fund

Huntington Dividend Capture Fund

Huntington Global Select Markets Fund

Huntington Growth Allocation Fund

Huntington Growth Fund

Huntington Income Equity Fund

Huntington International Equity Fund

Huntington Mid Corp America Fund

Huntington Real Strategies Fund

Huntington Rotating Markets Fund

Huntington Situs Fund

Huntington World Income Fund

Huntington VA Dividend Capture Fund

Huntington VA Growth Fund

Huntington VA Income Equity Fund

Huntington VA International Equity Fund

Huntington VA Macro 100 Fund

Huntington VA Mid Corp America Fund

Huntington VA Real Strategies Fund

Huntington VA Rotating Markets Fund

Huntington VA Situs Fund

Huntington VA Balanced Fund

Huntington VA Mortgage Securities Fund

Huntington Income Generation Fund

2

THE HUNTINGTON FUNDS

Columbus, Ohio

CERTIFICATE OF RESOLUTIONS

For THE AUTHORIZATION TO ENTER INTO LINE OF CREDIT

I, John C. Swhear, do hereby certify that I am the duly elected and qualified Secretary of The Huntington Funds and the keeper of the records of said trust and that the following is a true and correct copy of a resolution adopted at a duly convened meeting held November 10, 2011, at which a quorum was present, of the Board of Trustees of said Trust:

RESOLVED,	that the Board hereby authorizes the officers of the Trust to negotiate the terms of a line of credit with Citibank N.A., subject to review by Trust counsel, and hereby approve execution of such agreement by the officers.

I further certify that the foregoing resolution has not been rescinded or modified and is in full force and effect.

IN WITNESS WHEREOF, I have hereunto affixed my name as Secretary this 22th day of December, 2011.

/s/ John C. Swhear
John C. Swhear
Secretary
The Huntington Funds

Schedule of Authorized Representatives

January 18,2013

R. Jeffrey Young	Chief Executive Officer
B. Randolph Bateman	President
Matthew J. Miller	Vice President
Robert Silva	Treasurer
Jay S. Fitton	Secretary
Kelli Hermen	Senior Fund Relationship Associate, Mutual Fund Custody
Dan Luke	Section Manager, Mutual Fund Custody
Kevin Speert	Vice President, Mutual Fund Custody

4

EXHIBIT D

FORM OF ALLONGE TO NOTE

                    ,

The undersigned Borrower has become a “Borrower” party to that certain 364-Day Credit Agreement dated January 18, 2013 (as amended and modified from time to time, the “Credit Agreement”), with Citibank, N.A., as Administrative Agent, and each of the financial institutions party thereto as Lenders and, upon its execution and delivery hereof, acknowledges and agrees to all of the terms and conditions of that certain Note (the “Note”) dated                 , 2011 from the Borrowers to                      (the “Lender”) and agrees that it shall be deemed to be a Borrower for all purposes under the Note from and after the date first appearing above.

By causing this Allonge to be executed and delivered, the Borrower represents and warrants that its representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof.

IN WITNESS WHEREOF, the Borrower has caused this Allonge to be duly executed, under seal, and delivered by its duly authorized officer as of the day and year first above written.

                [NAME OF NEW BORROWER]

(SEAL)

By:
Title:

EXHIBIT E

FORM OF DESIGNATION LETTER

Sullivan & Worcester LLP	T 202 775 1200
1666 K Street, NW	F 202 293 2275
Washington, DC 20006	www.sandw.com

January 17, 2013

Citibank, N.A., as Administrative Agent

Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This opinion is delivered to you pursuant to Section 3.01(e) of the 364-Day Credit Agreement dated as of January 18, 2013 (the “Credit Agreement”) between the Huntington Funds, a Delaware statutory trust (the “Trust”), the lenders from time to time party thereto (the “Lenders”), and Citibank, N.A., as Administrative Agent for the Lenders (the “Agent”). We are counsel to the Trust and its portfolio series (the “Series”) listed on Schedule 1 of the Credit Agreement. Capitalized terms used in this opinion, unless otherwise defined herein, shall have the meanings assigned thereto in the Credit Agreement.

This opinion is being rendered only on behalf of the Trust and the Series. Whenever reference is made below to a “Borrower” or the “Borrowers,” such reference shall be deemed to include only the Trust and the Series. Whenever reference is made below to a “Borrower” or the “Borrowers,” to the extent that any Borrower is a series of an Investment Company, as distinguished from an Investment Company, it shall be deemed, where the context so requires, to refer to the Investment Company of which the Borrower is such a series.

For purposes of the opinions expressed herein, we have examined executed counterparts or copies of the Credit Agreement. In addition, we have examined the originals or copies of such records, agreements and instruments of the Trust, certificates of public officials and of officers of the Trust and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions expressed herein. In rendering such opinions, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. As to any facts material to the opinions expressed herein, we have relied without independent verification upon certificates of public officials, upon statements of officers or other representatives of the Trust and on the representations and warranties set forth in the Credit Agreement.

Our opinion in paragraph 1 below with respect to the valid existence and good standing of the Trust in Delaware is based solely on certificates to such effect issued by the Secretary of State of Delaware.

When the phrase “to our knowledge” or an equivalent phrase is used in this opinion letter its purpose is to limit the statements it qualifies to the knowledge consciously held by the individual lawyers in our firm who have participated in the negotiation and drafting of the Credit Agreement, without independent investigation.

BOSTON NEW YORK WASHINGTON, DC

January 17, 2013

For purposes of the opinions expressed herein, we have assumed that (except in each case to the extent expressly set forth in the opinions expressed herein as to the Trust and the Series) (i) each party to the Credit Agreement is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, has full power and authority and has taken all necessary action to enter into and perform all of its obligations under the Credit Agreement, and has duly executed and delivered the Credit Agreement, (ii) the Credit Agreement is and will be the valid, binding and enforceable obligation of each party thereto and (iii) each party to the Credit Agreement has obtained all approvals, authorizations, consents and licenses from, and has made all filings and registrations with, all governmental or regulatory authorities or agencies required for its execution or delivery of, or for the incurrence or performance by it of any obligations or the exercise by it of any remedies under, the Credit Agreement.

This opinion letter is limited to the laws of the State of New York and the federal laws of the United States of America and we express no opinion with respect to the laws of any other jurisdiction. We are admitted to the Bar of the State of New York and the Commonwealth of Massachusetts and generally do not purport to be familiar with the laws of the State of Delaware. To the extent that the conclusions based on the laws of the State of Delaware are involved in the opinions set forth herein below, we have relied, in rendering such opinions, upon our examination of Chapter 38 of Title 12 of the Delaware Code Annotated, as amended, entitled “Treatment of Delaware Statutory Trusts” and on our knowledge of interpretation of analogous common law of The Commonwealth of Massachusetts.

Our opinions below as to New York and federal laws are limited to laws that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to transactions of the type contemplated by the Credit Agreement. Without limiting the foregoing, we express no opinion as to laws, rules or regulations related to taxation or Regulations T, U and X of the Board of Governors of the Federal Reserve System or any similar law or regulation.

Based upon and subject to the foregoing and subject to the further qualifications stated below, we are of the opinion that:

1. The Trust and the Series are validly existing as a trust and in good standing under Delaware law. The Trust and the Series have the requisite power and authority to execute and deliver the Credit Agreement to which it is a party and to perform its obligations thereunder.

2. Each of the Borrowers is an Investment Company, or a series thereof, registered as such under the Investment Company Act of 1940, as amended, and has registered the sale of its shares of beneficial interest under the Securities Act of 1933, as amended.

3. The execution and delivery of the Credit Agreement, and the performance of the Credit Agreement, by or on behalf of each Borrower are within its powers, and have been duly authorized by all necessary action of the Trust and the Series. The execution and delivery of the Credit Agreement, and the performance of the Credit Agreement, by or on behalf of each Borrower requires no consent, approval, authorization of, or other action by, or in respect of, or declaration

January 17, 2013

or filing with, any governmental body, agency or official, other than routine filings under federal and state securities laws. The execution and delivery of the Credit Agreement, by or on behalf of each Borrower will not (i) violate any applicable law (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), (ii) violate any court order, judgment or decree applicable to such Borrower and known to us, (iii) violate such Borrower’s declaration of trust or by laws or (iv) constitute a breach of or result in a default under, or result in the creation of a lien pursuant to, any agreement or instrument listed in Part C of its current Registration Statement on file with the Securities and Exchange Commission under Investment Company Act File No. 033-11905.

4. There is no action, proceeding, or investigation pending, or, to our knowledge, threatened (or any basis therefor known to us) against any Borrower which questions the validity of the Credit Agreement or any action taken or to be taken pursuant thereto, in which there is a reasonable possibility of an adverse decision and which could be reasonably expected to, either in any case or in the aggregate, materially affect adversely the ability of such Borrower to perform its obligations under the Credit Agreement.

5. The Credit Agreement has been duly executed and delivered by or on behalf of each Borrower. The Credit Agreement constitutes the legal, valid and binding obligation of each Borrower enforceable against it in accordance with the terms thereof.

Our opinions set forth above are subject to the following:

(a)	The validity and enforceability of any obligation and the exercise of rights and remedies may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors or the obligations of debtors, and (2) general principles of equity (regardless of whether enforcement is considered in an action at law or a suit in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or injunctive or other relief.

(b)	The enforcement of any right or remedy is or may be subject to an implied duty on the part of the party seeking to enforce the same to take action and make determinations on a reasonable basis and in good faith.

(c)	The enforceability of the Credit Agreement may be limited by general principles of contract law, including (1) the unenforceability of provisions to the effect that an agreement may only be amended or waived in writing, to the extent that an oral agreement modifying such provisions has been entered into, (2) the general rule that, where less than all of an agreement is enforceable, the balance is enforceable only when the unenforceable portion is not an essential part of the agreed exchange, and (3) the exercise of judicial discretion regarding the determination of damages and entitlement to attorney’s fees and other costs.

January 17, 2013

(d)	We express no opinion as to the enforceability of prospective waivers of rights to notice, trial by jury, or other rights granted by constitution or statute, provisions purporting to relieve parties of the consequences of their own negligence or misconduct, provisions granting indemnity or rights of contribution (to the extent that they may be found contrary to public policy), or provisions purporting to grant a right to the appointment of a receiver.

(e)	We express no opinion as to (l) whether a federal court or a state court located outside of the State of New York would enforce the choice of law provisions contained in the Credit Agreement, (2) any provisions of the Credit Agreement which purport to confer subject matter jurisdiction on any court (other than a court of the State of New York), to consent to the jurisdiction of any court or to waive venue or inconvenient forum with respect to any court, (3) any provisions of the Credit Agreement which purport to provide for a method of service of process which is inconsistent with applicable law or rules of the relevant court, or (4) any provisions of the Credit Agreement providing for the payment of default interest, late charges or similar payments to the extent that a court may find, notwithstanding any statements to the contrary contained in the Credit Agreement, that such payments constitute a penalty.

We call to your attention the fact that the officer of each Borrower executing the Credit Agreement is signing such Credit Agreement not individually, but in his or her capacity as an officer of such Borrower, and that the obligations of each Borrower under such Credit Agreement are not binding upon any of the Trustees, managers, officers, agents, employees or shareholders of the Borrower, but bind only the assets of the Borrower on whose behalf the Credit Agreement has been executed.

We also call to your attention the fact that each Borrower that is an Investment Company is liable pursuant to the Credit Agreement only to the extent of its proportionate borrowings under the Credit Agreement and shall not be liable for any obligations thereunder of a different Borrower. Moreover, each Borrower that is a series of an Investment Company is liable pursuant to the Credit Agreement only to the extent of its proportionate borrowings under the Credit Agreement and shall not be liable for any obligations thereunder of a different series of the same or a different Borrower.

All of the foregoing opinions are rendered as of the date hereof. We assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

This opinion letter should be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law as published in 53 Business Lawyer 831 (May 1998).

January 17, 2013

This opinion is delivered solely for your benefit in connection with the transactions contemplated by the Credit Agreement and may not be relied upon by any other person or for any other purpose without our prior written consent, except that (i) the Administrative Agent and each Lender may furnish a copy thereof to any regulatory agency having regulatory jurisdiction over it, or as requested by law or legal process, and (ii) any assignee or participant of the Lenders permitted under the terms of the Credit Agreement may rely hereon.

Very truly yours,

SULLIVAN & WORCESTER LLP

SCHEDULE 1

BORROWERS, ADDRESSES FOR BORROWERS

AND INVESTMENT ADVISERS OF BORROWERS

To be updated by Huntington

The address of all Borrowers is:

The Huntington Funds

P.O. Box 6110

Indianapolis, IN 46206-6110

The name and address of the Investment Adviser for all Borrowers is:

Huntington Asset Advisors, Inc.

Huntington Center

41 South High Street

Columbus, Ohio 43215,

The Borrowers are:

Huntington Money Market Fund

Huntington Ohio Municipal Money Market Fund

Huntington Tax-Free Money Fund

Huntington U.S. Treasury Money Market Fund

Huntington Fixed Income Securities Fund

Huntington Intermediate Government Income Fund

Huntington Mortgage Securities Fund

Huntington Ohio Tax-Free Fund

Huntington Short/Intermediate Fixed Income Securities Fund

Huntington Balanced Allocation Fund

Huntington Conservative Allocation Fund

Huntington Disciplined Equity Fund

Huntington Dividend Capture Fund

Huntington Global Select Markets Fund

Huntington Growth Allocation Fund

Huntington Growth Fund

Huntington Income Equity Fund

Huntington International Equity Fund

Huntington Mid Corp America Fund

Huntington Real Strategies Fund

Huntington Rotating Markets Fund

Huntington Situs Fund

Huntington World Income Fund

Huntington VA Dividend Capture Fund

Huntington VA Growth Fund

Huntington VA Income Equity Fund

Huntington VA International Equity Fund

Huntington VA Macro 100 Fund

Huntington VA Mid Corp America Fund

Huntington VA Real Strategies Fund

Huntington VA Rotating Markets Fund

Huntington VA Situs Fund

Huntington VA Balanced Fund

Huntington VA Mortgage Securities Fund

Huntington Income Generation Fund

2

SCHEDULE 2

COMMITMENT RATIOS

Lender	Commitment	Commitment Ratio
Citibank, N.A.	$20,000,000	100.00%

TOTAL OF COMMITMENTS	$20,000,000	100.00%

SCHEDULE 3

AUTHORIZED REPRESENTATIVES OF BORROWERS

Citibank Credit Facility

January 18, 2013

R. Jeffrey Young	Chief Executive Officer
B. Randolph Bateman	President
Matthew J. Miller	Vice President
Robert Silva	Treasurer
Jay S. Fitton	Secretary
Kelli Hermen	Senior Fund Relationship Associate, Mutual Fund Custody
Dan Luke	Section Manager, Mutual Fund Custody
Kevin Speert	Vice President, Mutual Fund Custody

SCHEDULE 4

PRO RATA ALLOCATIONS

FUND NAME:	Net Assets as of 9/30/2012	Allocation %
Fund	Assets
Huntington Money Market Fund	$519,795,037.83	14.49%
Huntington Ohio Municipal Money Market Fund	$149,841,267.72	4.18%
Huntington Tax-Free Money Fund	$75,586,285.64	2.11%
Huntington U.S. Treasury Money Market Fund	$343,288,839.30	9.57%
Huntington Fixed Income Securities Fund	$321,378,981.09	8.96%
Huntington Intermediate Government Income Fund	$128,468,088.46	3.58%
Huntington Mortgage Securities Fund	$88,596,149.33	2.47%
Huntington Ohio Tax-Free Fund	$56,171,103.65	1.57%
Huntington Short/Intermediate Fixed Income Securities Fund	$206,475,333.49	5.75%
Huntington Balanced Allocation Fund	$18,183,659.96	0.51%
Huntington Conservative Allocation Fund	$4,884,870.27	0.14%
Huntington Disciplined Equity Fund	$95,315,933.28	2.66%
Huntington Dividend Capture Fund	$191,480,117.08	5.34%
Huntington Global Select Markets Fund	$41,559,471.29	1.16%
Huntington Growth Allocation Fund	$12,852,790.91	0.36%
Huntington Growth Fund	$135,826,622.61	3.79%
Huntington Income Equity Fund	$130,064,825.21	3.63%
Huntington International Equity Fund	$286,156,462.11	7.98%
Huntington Mid Corp America Fund	$142,641,101.74	3.98%
Huntington Real Strategies Fund	$97,598,474.04	2.72%
Huntington Rotating Markets Fund	$39,487,469.68	1.10%
Huntington Situs Fund	$211,110,897.43	5.89%
Huntington World Income Fund	$38,342,076.45	1.07%
Huntington VA Dividend Capture Fund	$33,400,717.77	0.93%
Huntington VA Growth Fund	$17,868,413.18	0.50%
Huntington VA Income Equity Fund	$20,739,672.15	0.58%
Huntington VA International Equity Fund	$30,636,438.21	0.85%
Huntington VA Macro 100 Fund	$7,521,911.10	0.21%
Huntington VA Mid Corp America Fund	$25,629,696.67	0.71%
Huntington VA Real Strategies Fund	$3,790,949.68	0.11%
Huntington VA Rotating Markets Fund	$5,966,232.90	0.17%
Huntington VA Situs Fund	$40,745,127.69	1.14%

i

Huntington VA Balanced Fund	$44,498,469.84	1.24%
Huntington VA Mortgage Securities Fund	$20,318,154.15	0.57%
Huntington Income Generation Fund	$1,642,681.23	0.05%

ii

SCHEDULE 5

LIENS

none

iii

FR U-1
OMB No. 7100-0115
Approval expires January 31, 2014

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

Statement of Purpose for an Extension of Credit Secured by Margin Stock

(Federal Reserve Form U-1)

CITIBANK, N.A.
Name of Bank

This report is required by law (15 U.S.C. §§78g and 78w; 12 CFR 221).

The Federal Reserve may not conduct or sponsor, and an organization (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number.

Public reporting burden for this collection of information is estimated to average 10 minutes per response, including the time to gather and maintain data in the required form and to review instructions and complete the information collection. Send comments regarding this burden estimated or any other aspect of this collection of information, including suggestions for reducing this burden to: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, N.W., Washington, D.C. 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0011), Washington, D.C. 20503.

Instructions

1. This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

2. The term “margin stock” is defined in Regulation U (12 CFR 221) and includes, principally: (1) stocks that are registered on a national securities exchange or any over-the-counter security designated as qualified for trading in the National Market System:(2) debt securities (bonds) that are convertible into margin stocks; and (3) shares of most mutual funds.

3. Please print or type (if space is inadequate, attach separate sheet).

Part I To be completed by borrower(s)

1. What is the amount of the credit being extended? Up to $20,000,000 pursuant to that certain 364-Day Credit Agreement dated as of January 18, 2013 among the entities listed on Schedule 1 thereto as Borrowers, Citibank, N.A. as Administrative Agent, and each of the financial institutions party thereto as Lenders.

2. Will any part of this credit be used to purchase or carry margin stock? Yes

If the answer is “no,” describe the specific purpose of the credit. Please refer to Attachment 1 which describes this transaction and evidences the parties’ compliance with Regulation U.

I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

Signed: SEE ATTACHED MASTER SIGNATURE PAGE		Signed:
Borrower’s signature	Date	Borrower’s signature	Date

Print or type name		Print or type name

This form should not be signed if blank.

A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X, “Borrowers of Securities Credit’’.

Part II To be completed by bank only if the purpose of the credit is to purchase or carry margin securities (Part 1(2) answered “yes”)

I. List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 per cent of its current market value under the current Supplement to Regulation U.

No. of shares	Issue	Market price per share	Date and source of valuation (See note below)	Table market value per issue
See Attachment 1

2. List the debt securities convertible into margin Stock securing this credit. The maximum load value of such debt securities is 50 per cent of the current market value under the current Supplement to Regulation U.

Principal amount	Issue	Market price	Date and source of valuation (See note below)	Total market value per issue
See Attachment 1

3. List other collateral including nonmargin stock securing this credit.

Describe briefly	Market price	Date and source of valuation (See note below)	Good faith loan value
See Attachment 1

Note: Bank need to complete “Date and source of valuation” if the market value was obtained from regularly published information in a journal of general circulation or an automated quotation system.

Part III To be signed by a bank officer in all instances.

I am a duty authorized representative of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form and any attachments, and I have accepted the customer’s statement in Part I in good faith as required by Regulation U*; and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete. I also certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined, that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17(f), as amended) have been or will be performed, and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

	/s/ Robert B. Goldstein	Signed: CITIBANK, N.A.
Date	Robert B. Goldstein	Bank officer signature Managing Director
Title		Print or type name

*	To accept the customer’s statement in good faith, the officer of the bank must be alert in the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

This form must be retained by the lender for three years after the credit is extinguished

ROBERT B. GOLDSTEIN

Managing Director/Senior Credit Officer

Citigroup/Global Financial Institutions

388 Greenwich Street/23rd Fl.

212-816-3776/Fax 646-291-1707

Attachment I

The foregoing Form FR U-1 is being executed on behalf of certain Borrowers party to that certain 364-Day Credit Agreement dated as of January 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers party thereto, Citibank, N.A., as agent (the “Agent”), and the financial institutions party thereto as lenders (collectively, the “Lenders”). The Bank identified in the foregoing Form FR U-1 is one of the Lenders party to the Credit Agreement. Each of the Borrowers is identified on the foregoing Master Signature Page.

Except as otherwise defined herein, capitalized terms used and not defined herein are used as defined in the Credit Agreement. This Attachment 1 summarizes the transactions contemplated by the Credit Agreement but is subject in all respects to conformity with the Credit Agreement.

Each Borrower is either an open-end management investment company, or a portfolio of an open-end management investment company. As a result, certain of the assets owned by each Borrower may be “margin stock,” as such term is defined in Regulation U. The actual holdings of each Borrower change daily. The investment policies of each Borrower are described in the Registration Statement applicable to such Borrower. The obligations of each Borrower under the Credit Agreement are several and not joint.

Pursuant to the Credit Agreement, the Bank has agreed to make advances at any one time outstanding not in excess of the amount set forth in the Credit Agreement as the Bank’s “Commitment,” and may, in its discretion, make advances at any one time outstanding not in excess of the amount set forth on the foregoing Form FR U-1. Any Borrower may request advances from the Lenders for the purpose of redeeming the shares of investors in such Borrower on a temporary or emergency basis and as otherwise permitted under the Credit Agreement. Pursuant to Section 2.0l(b) of the Credit Agreement, at no time may a Borrower request an advance that is greater than 33.3% of the Net Asset Value of the Borrower on the date of the requested advance.

As a consequence of the limitations on each Borrower’s ability to borrow not more than 33.3% of its Net Asset Value under the Credit Agreement, at no time will it be possible for the Bank’s loans to any Borrower to exceed the maximum loan value permitted by 12 C.F.R. 221.7 (Regulation U).

The Bank and the Borrowers are causing the foregoing Form FR U-1 to be completed and executed in an exercise of caution and without prejudice to any exceptions or exemptions which may render Regulation U inapplicable to the transactions contemplated by the Credit Agreement. In particular, because the Credit Agreement is not secured directly by margin stock and because there is no limitation on a Borrower’s ability to sell margin stock during the time that loans are outstanding to such Borrower, advances under the Credit Agreement may be deemed not to be indirectly secured by margin stock.

MASTER SIGNATURE PAGE

The undersigned person hereby certifies that he is a duly authorized officer of each of the following entities and that he is duly authorized and empowered to execute the foregoing Form U-1 on behalf of the following entities.

/s/ R. Jeffrey Young
Name:	R. Jeffrey Young
Title:	CEO

Huntington Money Market Fund

Huntington Ohio Municipal Money Market Fund

Huntington Tax-Free Money Fund

Huntington U.S. Treasury Money Market Fund

Huntington Fixed Income Securities Fund

Huntington Intermediate Government Income Fund

Huntington Mortgage Securities Fund

Huntington Ohio Tax-Free Fund

Huntington Short/Intermediate Fixed Income Securities Fund

Huntington Balanced Allocation Fund

Huntington Conservative Allocation Fund

Huntington Disciplined Equity Fund

Huntington Dividend Capture Fund

Huntington Global Select Markets Fund

Huntington Growth Allocation Fund

Huntington Growth Fund

Huntington Income Equity Fund

Huntington International Equity Fund

Huntington Mid Corp America Fund

Huntington Real Strategies Fund

Huntington Rotating Markets Fund